                                                                     EXHIBIT 4.2

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                               TRIDEX CORPORATION

                                 TRIDEX NC, INC.

                         ULTIMATE TECHNOLOGY CORPORATION


          $11,000,000 19% Senior Subordinated Notes due April 17, 2005 of Tridex Corporation, Tridex NC, Inc. and Ultimate Technology Corporation

       285,714 Shares of Common Stock, no par value, of Tridex Corporation

            Warrants for 350,931 Shares of Common Stock, no par value
                 (subject to adjustment), of Tridex Corporation


                                 --------------

                          SECURITIES PURCHASE AGREEMENT

                                 --------------


                               April 17, 1998

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                                       58

                                TABLE OF CONTENTS

                                                                         Page

1.    Authorization of Securities; Other Purchasers; etc...................1

2.    Sale and Purchase of Securities......................................3

3.    Closing..............................................................3

4.    Conditions to Closing................................................3
      4.1.   Representations and Warranties Correct........................3
      4.2.   Performance; No Default.......................................3
      4.3.   Related Transactions..........................................4
      4.4.   Compliance Certificate........................................5
      4.5.   Opinion of Counsel for the Issuers............................5
      4.6.   Opinion of Your Special Counsel...............................5
      4.7.   Certain Additional Documents to be Delivered at or
             Prior to the Closing..........................................5
      4.8.   Sale of Securities to Other Purchasers........................5
      4.9.   Legal Investment; Certificate.................................5
      4.10.  Sale and Purchase Not Forbidden by Law........................5
      4.11.  Payment of Transaction Costs..................................6
      4.12.  Proceedings and Documents.....................................6
      4.13.  The Term "Obligor"............................................6

5.    Representations and Warranties.......................................6
      5.1.   Organization, Standing, etc...................................6
      5.2.   Names; Jurisdictions of Incorporation; Subsidiaries...........7
      5.3.   Qualification.................................................7
      5.4.   Business, etc.................................................7
      5.5.   Shares; Voting Provisions; Options; Warrant Shares, etc.......7
      5.6.   Financial Statements..........................................8
      5.7.   Changes; Solvency, etc........................................9
      5.8.   Tax Returns and Payments......................................9
      5.9.   Funded Debt, Current Debt, Liens, Investments, Transactions
             with Affiliates, Leases......................................10
      5.10.  Title to Properties; Liens; Leases; Real Property............10
      5.11.  Litigation, etc..............................................11
      5.12.  Valid and Binding Obligations; Compliance with Other
             Instruments; Absence of Restrictions, etc....................11
      5.13.  ERISA........................................................13
      5.14.  Consents, etc................................................14
      5.15.  Proprietary Rights; Licenses.................................14
      5.16.  Offer of Securities; Investment Bankers......................14
      5.17.  Government Regulation........................................15
      5.18.  Disclosure...................................................15
      5.19.  Labor Relations; Suppliers, Distributors and Customers.......15

6.    Use of Proceeds; Regulation U, etc..................................15



7.    Financial Statements and Information................................16

8.    Inspection; Board Visitation Rights; Confidentiality................21

9.    Prepayment of Notes.................................................22
      9.1.   Required Prepayment Without Premium of Notes.................22
      9.2.   Optional Prepayment With Premium of Notes....................23
      9.3.   Prepayment Without Premium of the Notes at the Option of
             Holders of Notes upon a Change of Control....................23
      9.4.   Allocation of Partial Prepayments of Notes...................24
      9.5.   Notice of Optional Prepayments of Notes......................24
      9.6.   Maturity; Accrued Interest; Surrender, etc. of Notes.........24
      9.7.   Purchase of Notes............................................24
      9.8.   Payment on Non-Business Days.................................24
      9.9.   Application of Notes in Satisfaction of Exercise Price
             of Warrants..................................................24

10.   Subordination of Notes and Note Guarantees..........................25

11.   Securities Act Matters; Option Plans................................25

12.   Registration Rights.................................................25
      12.1.  Registration on Request......................................25
      12.2.  Incidental Registration......................................27
      12.3.  Permitted Registration.......................................28
      12.4.  Registration Procedures......................................29
      12.5.  Indemnification..............................................30
      12.6.  Restrictions on Other Agreements.............................32

13.   Covenants of the Holding Company....................................32
      13.1.  Books of Record and Account; Reserves........................32
      13.2.  Payment of Taxes; Corporate Existence; Maintenance of
             Properties; Compliance with Laws; Lines of Business;
             Proprietary Rights and Licenses..............................32
      13.3.  Insurance....................................................33
      13.4.  Limitation on Discount or Sale of Receivables................33
      13.5.  Limitation on Funded Debt and Current Debt...................33
      13.6.  Certain Financial Covenants..................................35
      13.7.  Limitation on Tax Consolidation..............................37
      13.8.  Limitation on Liens..........................................37
      13.9.  Limitation on Transactions with Affiliates...................38
      13.10. Limitation on Investments....................................38
      13.11. Limitation on Issuance of Shares of Subsidiaries.............38
      13.12. Limitation on Subsidiary's Consolidation or Merger...........38
      13.13. Limitation on the Holding Company's Consolidation or Merger..39
      13.14. Limitation on Disposition of Property........................40
      13.15. Limitation on Leasebacks.....................................41
      13.16. Modification of Certain Documents, Agreements and
             Instruments; Fiscal Year.....................................41
      13.17. Further Assurances...........................................42



      13.18. Additional Subsidiaries......................................42
      13.19. Listing Status...............................................42

14.   Definitions.........................................................42
      14.1.  Definitions of Capitalized Terms.............................42
      14.2.  Other Definitions............................................57
      14.3.  Accounting Terms and Principles; Laws........................58

15.   Remedies............................................................58
      15.1.  Events of Default Defined; Acceleration of Maturity..........58
      15.2.  Suits for Enforcement, etc...................................63
      15.3.  No Election of Remedies......................................63
      15.4.  Remedies Not Waived..........................................63
      15.5.  Application of Payments......................................63

16.   Registration, Transfer and Exchange of Securities; Limitations on
      Transfers...........................................................64

17.   Replacement of Securities...........................................65

18.   Amendment and Waiver................................................65

19.   Method of Payment of Securities.....................................66

20.   Expenses; Indemnity.................................................67

21.   Taxes...............................................................67

22.   Communications......................................................67

23.   Survival of Agreements, Representations and Warranties, etc.........68

24.   Successors and Assigns; Rights of Other Holders.....................69

25.   Purchase for Investment; ERISA......................................69

26.   Governing Law; Jurisdiction; Waiver of Jury Trial...................71

27.   Miscellaneous.......................................................71




Schedule I        Schedule of Purchasers

Exhibit 1(a)      Form of Note
Exhibit 1(b)      Form of Certificate for Common Stock
Exhibit 1(c)      Form of Warrant
Exhibit 1(g)      Form of Note Guarantee
Exhibit 3         Wire Instructions
Exhibit 4.3(b)    Indebtedness to be Repaid at Closing
Exhibit 4.5       Opinion of Hinckley, Allen & Snyder
Exhibit 4.6       Opinion of Choate, Hall & Stewart
Exhibit 4.7       Additional Documents to be Delivered at or Prior to the
                     Closing
Exhibit 5.2       Names; Jurisdictions of Incorporation; Subsidiaries
Exhibit 5.4       Disclosure Documents
Exhibit 5.5(a)    Shares; Voting Provisions
Exhibit 5.5(b)    Rights, Options, Warrants, etc.
Exhibit 5.6(a)    Financial Statements
Exhibit 5.6(b)    Projections and Pro Forma Unaudited Consolidated Balance
                     Sheet
Exhibit 5.8       Tax Returns and Payments
Exhibit 5.9       Funded Debt, Current Debt, Liens, Investments,
                     Transactions with Affiliates and Leases
Exhibit 5.10      Real Property
Exhibit 5.11      Litigation, etc.
Exhibit 5.13      ERISA
Exhibit 5.14      Consents
Exhibit 6         Use of Proceeds
Exhibit 7(c)(iv)  Information as to New Subsidiaries
Exhibit 12.6      Restrictions on Other Agreements
Exhibit 16(b)(iv) Acknowledgment (re: subordination)


                             TRIDEX CORPORATION
                                 TRIDEX NC, INC.
                         ULTIMATE TECHNOLOGY CORPORATION
                               61 Wilton Road
                        Westport, Connecticut  06880


                                                             April 17, 1998

MASSACHUSETTS MUTUAL LIFE
   INSURANCE COMPANY
1295 State Street
Springfield, Massachusetts  01111

Ladies and Gentlemen:

      TRIDEX CORPORATION, a Connecticut corporation (the "Holding Company"), TRIDEX NC, INC., a North Carolina corporation ("TNC"), and ULTIMATE TECHNOLOGY CORPORATION, a New York corporation ("UTC" and, together with the Holding Company and TNC, acting as joint and several obligors, the "Obligor") (sometimes collectively referred to herein as the "Issuers" and each, individually, as an "Issuer"), agree with you as follows. Certain capitalized terms used herein are defined in section 15.

1. Authorization of Securities; Other Purchasers; etc.

            (a) The Obligor has authorized the issue and sale of its 19% Senior Subordinated Notes due April 17, 2005 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $11,000,000. The Notes are to be substantially in the form of Exhibit 1(a) attached hereto.

            (b) The Holding Company has authorized the issue and sale of 285,714 shares of its Common Stock (herein, such 285,714 shares, together with any Shares issued in exchange therefor or replacement thereof, called the "Purchased Common Shares"). The certificates for the Common Stock are to be substantially in the form of Exhibit 1(b) attached hereto.

             (c) The Holding Company has authorized the issue and sale of its warrants (herein, together with any warrants issued in exchange therefor or replacement thereof, called the "Warrants") evidencing rights to purchase in the aggregate 350,931 shares of its Common Stock, subject only to the approval thereof by the stockholders of the Holding Company. The Warrants shall be exercisable for $7.00 per share, shall expire on April 17, 2008 and shall be substantially in the form of Exhibit 1(c) attached hereto.

            (d) The Notes, the Purchased Common Shares, the Warrants and, unless the context clearly requires otherwise, the Warrant Shares (as defined in the Warrants), are collectively referred to as the "Securities" and each as a "Security".

            (e) As further provided in each of the Notes, prior to the Warrant Exchange, the Notes shall bear interest at 19% per annum and, at the option of the Obligor, 12/19th of the amount of interest which is due and payable on the Notes on any regularly scheduled interest payment date shall be paid in cash and 7/19th of the amount of interest which is due and payable on the Notes on any regularly scheduled interest payment date shall be paid in kind by adding to the principal amount of each such Note an amount equal to the interest not then paid in cash. Commencing immediately after the Warrant Exchange, the Notes shall bear interest at 12% per annum, payable entirely in cash. Interest on the Notes is payable quarterly on each January 17, April 17, July 17 and October 17, commencing July 17, 1998. In no event shall the amount paid or agreed to be paid by the Obligor as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto.

            (f) The Holding Company shall use its best efforts to cause its stockholders to approve the issue and sale of the Warrants at the May, 1998 annual meeting of the stockholders of the Holding Company. In the event that the stockholders of the Holding Company shall approve the issue and sale of the Warrants, the Holding Company shall promptly thereafter cause the Warrants to be issued and sold to you and the Other Purchasers in consideration of the reduction of the interest rate required to be paid in respect of the Notes to 12% per annum (the "Warrant Exchange").

            (g) The Notes shall be secured by and entitled to the benefits of unconditional guarantees from each of the Subsidiaries of the Holding Company hereafter organized or acquired, pursuant to one or more note guarantees substantially in the form of Exhibit 1(g) attached hereto (each a "Note Guarantee" and collectively the "Note Guarantees").

The Securities are to be issued under this Agreement and separate Securities Purchase Agreements (the "Other Securities Purchase Agreements") identical herewith (except as to the name and address of each of the other purchasers) being entered into concurrently by the Company with each of the other purchasers (the "Other Purchasers") named in Schedule I attached hereto. The issue of Securities to you and the issues of Securities to each of the Other Purchasers are separate transactions and you shall not be liable or responsible for the acts or defaults of the Other Purchasers.

2. Sale and Purchase of Securities. The Issuers will issue and sell to you and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Issuers contained herein and in the other Operative Documents, you will purchase from the Issuers, at the Closing, as specified in section 3, such Securities (other than the Warrants) as are specified on that portion of Schedule I attached hereto as is applicable to you. The aggregate purchase price of the Notes and the Purchased Common Shares shall be $13,000,000 which shall be allocated (a) $11,000,000 to the Notes and (b) $2,000,000 to the Purchased Common Shares. The Issuers, you and each of the Other Purchasers agree that the values ascribed to the Securities (which values shall be used by the Issuers, you and the Other Purchasers, as well as any subsequent holder of any of the Securities, for all purposes, including the preparation of tax returns) shall be determined in accordance with the foregoing.

3. Closing. The closing of the sale and purchase of the Securities hereunder (the "Closing") shall take place at the office of Messrs. Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on April 17, 1998 (or on such other date (not later than April 17, 1998) as may be agreed to in writing by the Issuers, you and each of the Other Purchasers) (the "Closing Date"). The Closing shall occur not later than 11:00 A.M. Boston time (your reinvestment deadline) on the Closing Date. At the Closing, the Issuers will deliver to you the

Securities to be purchased by you at the Closing against payment of the purchase price thereof to (or for the benefit of) the Issuers in immediately available funds in accordance with the wire instructions set forth on Exhibit 3 attached hereto. Delivery of the Securities to be purchased by you at the Closing shall be made in the form of one or more Notes and Purchased Common Shares, in such denominations and registered in such names as are specified on Schedule I attached hereto and in each case dated, and in the case of the Notes, bearing interest from the Closing Date. If at the Closing the Issuers shall fail to tender the Securities to be delivered to you thereat as provided herein, or if at the Closing any of the conditions specified in section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.


4. Conditions to Closing. Your obligation to purchase and pay for the Securities to be purchased by you hereunder at the Closing is subject to the fulfillment to your reasonable satisfaction, prior to or at the Closing, of the following conditions:

      4.1. Representations and Warranties Correct. The representations and warranties made by the Issuers herein and in the other Operative Documents shall have been correct when made and shall be correct in all material respects at and as of the time of the Closing (after giving effect to the transactions consummated at the Closing).

      4.2. Performance; No Default. Each of the Issuers shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by it prior to or at the Closing. At the time of the Closing, no Default or Event of Default shall exist. Since December 31, 1997, no event shall have occurred which could reasonably be expected to result in a Material Adverse Change.

      4.3.  Related Transactions.

            (a) Pursuant to and in accordance with the terms of the Stock Purchase Agreement dated as of February 24, 1998 (the "Acquisition Agreement") by and among Paul J. Smith (the "Seller"), Progressive Software, Inc., a North Carolina corporation ("Progressive"), the Holding Company and TNC (the Acquisition Agreement and the other agreements, documents and instruments executed or to be executed in connection therewith are sometimes collectively referred to as the "Acquisition Documents"), TNC shall have purchased from the Seller all of the issued and outstanding shares of capital stock of Progressive and immediately thereafter merged with and into Progressive (such purchase and merger and the other transactions contemplated by the Acquisition Documents are hereinafter referred to as the "Acquisition"). All provisions of relevant law with respect to the Acquisition shall have been complied with. All filings necessary to effectuate the Acquisition, including, without limitation, the filing of a Certificate of Merger with the Secretary of State of North Carolina, shall have been made. The aggregate consideration to be paid to or for the account of the Seller in consideration for the transfer of the capital stock of Progressive, excluding all transaction fees and expenses (which shall not exceed $2,000,000), shall not exceed the amount specified in the Acquisition Agreement. The terms of the Acquisition Documents shall be satisfactory to you in all material respects.

            (b) The debt and equity capitalization of the Holding Company and its Subsidiaries shall be in all respects satisfactory to you. Without limiting the generality of the foregoing, the Persons indicated on Exhibit 5.5(a) attached hereto shall have acquired from the Holding Company the Shares of the Company specified on such exhibit in connection with the Acquisition and shall have paid the consideration specified for such Shares on such exhibit, in each case upon terms satisfactory to you in all material respects. After giving effect to the Closing, neither the Holding Company nor any of its Subsidiaries shall have any Funded Debt or Current Debt other than that evidenced by the Notes and that which is specified on
      Exhibit 5.9 attached hereto. The Obligor shall have repaid in full all of the Indebtedness specified on Exhibit 4.3(b) attached hereto and all related Liens shall have been terminated or adequate provision shall have been made therefor and you or your special counsel shall have received evidence of the same.

            (c) The Organizational Documents of the Holding Company and each of its Subsidiaries shall be in form and substance satisfactory to you in all material respects.

            (d) The Fleet Bank Documents shall have been executed and delivered and shall be in full force and effect. The Holding Company, TNC and UTC shall have established pursuant thereto (i) an $8,000,000 one-year senior secured revolving credit facility and (ii) a $12,000,000 five-year senior secured term loan facility. The aggregate amount of the unused borrowing availability immediately following the Closing under such revolving credit facility shall be at least $4,500,000 and you shall have been furnished with a borrowing base certificate satisfactory in form and substance to you evidencing the same. The terms of the Fleet Bank Documents shall be satisfactory to you in all material respects.

      4.4. Compliance Certificate. You shall have received an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled.

      4.5. Opinion of Counsel for the Issuers. At the Closing, you shall have received an opinion, dated the Closing Date, from Messrs. Hinckley, Allen & Snyder, counsel for the Issuers, substantially in the form of Exhibit 4.5 attached hereto.

      4.6. Opinion of Your Special Counsel. At the Closing, you shall have received an opinion dated the Closing Date, from your special counsel, Messrs. Choate, Hall & Stewart, substantially in the form of Exhibit 4.6 attached hereto.

      4.7. Certain Additional Documents to be Delivered at or Prior to the Closing. You shall have received the items specified on Exhibit 4.7 attached hereto, each of which shall be in form and substance satisfactory to you in all material respects.

      4.8. Sale of Securities to Other Purchasers. At the Closing, the Issuers shall sell to the Other Purchasers the Securities to be purchased at the Closing by the Other Purchasers pursuant to the Other Securities Purchase Agreements and shall receive payment in full of the purchase price thereof.

      4.9. Legal Investment; Certificate. At the time of the Closing, your purchase of the Securities to be issued pursuant hereto shall be permitted under the laws and regulations of any jurisdiction to which you are subject (without resort to any provision of any such law permitting limited investments by you without restriction as to the character of the particular investment), and you shall, if requested by you, have received an Officer's Certificate, dated the Closing Date, certifying as to such matters as you may reasonably request to enable you to determine whether your purchase is so permitted.

      4.10. Sale and Purchase Not Forbidden by Law. The offer, issue, sale and delivery by the Issuers of the Securities to be issued pursuant hereto and your purchase of such Securities at the Closing shall not be prohibited by and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any law, statute, rule or regulation then in effect.

      4.11. Payment of Transaction Costs. The Issuers shall have paid, in immediately available funds, all reasonable fees, expenses and disbursements incurred by you and the Other Purchasers at or prior to the time of the Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of Choate, Hall & Stewart.

      4.12. Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory in substance and form to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or copies thereof as you or they may reasonably request.

      4.13. The Term "Obligor". All references to the "Obligor" herein shall refer to and include each of the Holding Company, TNC and UTC separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of each of them. Any notice, request, consent, report or other information or agreement delivered by any of the Holding Company, TNC or UTC shall be deemed to be ratified by, consented to and also delivered by each of the others. Each of the Holding Company, TNC and UTC recognizes and agrees that each covenant and agreement of the "Obligor" under this Agreement and the other Operative Documents shall create a joint and several obligation of the Holding Company, TNC and UTC, which may be enforced against all of them, jointly, or against each of them separately, provided, however, that the principal, premium, if any, interest and other amounts due and payable under or in respect of the Notes shall be payable first from TNC and the liability of the Holding Company and UTC with respect to the Notes shall be enforced by you and the Other Purchasers only at such time as a demand by you or the Other Purchasers for payment of such amounts has first been made to TNC pursuant to this Agreement and the Other Securities Purchase Agreements and TNC shall have failed to make such payment within two (2) days after the date such demand is made.

5. Representations and Warranties. Each of the Issuers hereby represents and warrants that (after giving effect to the transactions consummated at the Closing):

      5.1. Organization, Standing, etc. The Holding Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted as described in the Disclosure Documents referred to in section 5.4, and to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents.

      5.2. Names; Jurisdictions of Incorporation; Subsidiaries. Exhibit 5.2 attached hereto correctly specifies as to the Holding Company and each of its Subsidiaries (a) its legal name, (b) the jurisdiction of its incorporation, (c) each jurisdiction (other than its jurisdiction of incorporation) in which it is qualified to do business (or in which it has submitted an application for such qualification), and (d) each jurisdiction in which any of its material properties are (or are to be) located. The Holding Company does not have any Subsidiary that is not named on Exhibit 5.2 attached hereto.

      5.3. Qualification. The Holding Company and each of its Subsidiaries is duly qualified or licensed (or has applied to become qualified or licensed) to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

      5.4. Business, etc. The Holding Company and its Subsidiaries are engaged in the business of (i) designing and manufacturing point-of-sale (POS) electronic display monitors, keyboards and other peripheral equipment and, upon completing the Acquisition in designing and developing computer software, which hardware and software products are used by retailers and restaurants and in other transaction-based applications, and (ii) assembling and integrating customized POS systems consisting of terminals, monitors, keyboards, scanners, touch-screens, microprocessors, printers and cash drawers used by retailers and restaurants and in other transaction-based applications (the "Business"). The Issuers have furnished to you a true, correct and complete copy of the documents listed on Exhibit 5.4 attached hereto (the "Disclosure Documents").

      5.5.  Shares; Voting Provisions; Options; Warrant Shares, etc.

            (a) Exhibit 5.5(a) attached hereto correctly and fully specifies as to the Holding Company and each of its Subsidiaries (after giving effect to the transactions consummated at the Closing) (i) its authorized and outstanding Shares and (ii) the name of each record and beneficial owner of such Shares who has acquired such Shares in connection with the Acquisition, together with the number (and class, if any) of such Shares held by each such Person and the aggregate consideration paid by such Person for such Shares (which consideration, unless otherwise noted on such exhibit, was paid in cash in full on or prior to the Closing Date). All of the outstanding Shares of the Holding Company and each of its Subsidiaries are, and all Warrant Shares issued upon exercise of the Warrants in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive right, right of first refusal or similar right on the part of the Holding Company or any other Person (except as provided in section 16) and all of such Shares have been (or will have been) offered, issued and sold in all material respects in accordance with all applicable laws. To the knowledge of the Issuers, except as set forth on Exhibit 5.5(a) attached hereto, each of the owners of the Shares indicated on Exhibit 5.5(a) attached hereto own the Shares indicated on such exhibit free of any Lien, proxy, voting agreement, voting trust, stockholders agreement or similar agreement or restriction. Except as set forth on Exhibit 5.5(a) attached hereto, neither the Organizational Documents nor any other agreement, document or instrument binding on or applicable to the Holding Company or any of its Subsidiaries or any of its stockholders contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by its board of directors or stockholders than that which would apply in the absence of such provision.

            (b) Except as provided in section 12, except for the Warrants and except as set forth on Exhibit 5.5(b) attached hereto, (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Holding Company or any of its Subsidiaries of any of its Shares or any securities convertible into or exercisable or exchangeable for such Shares; (ii) there are no agreements on the part of the Holding Company or any of its Subsidiaries to issue, sell or distribute any of its Shares, other securities or assets; (iii) neither the Holding Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to any rights with respect to the registration of any Shares of the Holding Company or any of its Subsidiaries under the Securities Act (or the securities laws of any other jurisdiction).

            (c) Assuming that the Warrant Exchange were to have occurred on the Closing Date, the aggregate number of shares of Common Stock issuable upon exercise in full of the Warrants immediately after the Closing is 350,931, which, if then issued, would constitute not less than 4.17% of the Common Stock (calculated on a fully-diluted basis assuming the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for Common Stock, including, without limitation, the Warrants). The Holding Company has reserved 350,931 shares of Common Stock solely for issuance upon exercise of the Warrants.

            (d) The aggregate number of the Purchased Common Shares constitute
      (i) 4.49% of the outstanding Common Stock and (ii) 3.40% of the Common Stock, calculated on a fully-diluted basis in accordance with section 5.5(c).

      5.6. Financial Statements. You have been furnished with:

            (a) the financial statements referred to on Exhibit 5.6(a) attached hereto, which financial statements (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnote disclosure) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial position and the results of operations and cash flows of the Person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated in conformity with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnote disclosure);

            (b) the projections referred to on Exhibit 5.6(b) attached hereto, which projections were prepared in good faith, are based upon assumptions that the Holding Company believes are reasonable and take into account all material information regarding the matters set forth therein. Such projections represent the Holding Company's current estimate of the future financial performance of the Holding Company and its Subsidiaries. The Holding Company does not currently anticipate any material deviation from such projections; and


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

            (c) the pro forma unaudited consolidated balance sheet referred to on Exhibit 5.6(b) attached hereto, which balance sheet sets forth the estimated financial position of the Holding Company and its Subsidiaries as at the Closing Date, adjusted on a pro forma basis to give effect to the consummation on the Closing Date of the transactions contemplated by the Operative Documents, and reflects all known material liabilities of the Persons purported to be covered thereby, contingent or other, as at the Closing Date.

      5.7. Changes; Solvency, etc. Since December 31, 1997: (a) there has been no change in the assets, liabilities or financial condition of the Holding Company and its Subsidiaries from that set forth in the balance sheet as at such date referred to on Exhibit 5.6(a) attached hereto, other than changes in the ordinary course of business which have not been, either in any single case or in the aggregate, materially adverse and (b) no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Each of the Holding Company and each of its Subsidiaries is (and, after giving effect to the consummation of the transactions at Closing, will be) Solvent.

      5.8. Tax Returns and Payments. The Holding Company and, except as set forth on Exhibit 5.8 attached hereto, each of its Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes and assessments shown to be due and payable on such returns and all other governmental charges levied upon any of their respective properties, assets, income, receipts, franchises or sales other than those not yet delinquent. The income tax liability of each of the Holding Company and each of its Subsidiaries has been finally determined by all applicable foreign and domestic, federal, state and local governmental authorities, including, without limitation, the Internal Revenue Service, and satisfied, or the time for audit has expired, for all fiscal years through the fiscal year specified as applicable for such Person on
Exhibit 5.8 attached hereto. Neither the Holding Company nor any of its Subsidiaries has executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements referred to on Exhibit 5.6(a) attached hereto in respect of taxes for all fiscal periods are adequate, and there are no known unpaid assessments for additional taxes for any fiscal period or of any basis therefor. The Holding Company and its Subsidiaries are indemnified under the Acquisition Agreement by the Seller for certain liabilities in respect of taxes (and all related penalties and other amounts) of the Seller and Progressive.

      5.9. Funded Debt, Current Debt, Liens, Investments, Transactions with Affiliates, Leases. Exhibit 5.9 attached hereto correctly describes as to the Holding Company and each of its Subsidiaries (after giving effect to the transactions consummated at the Closing):

            (a) all of its Funded Debt and Current Debt to be outstanding immediately following the Closing in an amount, either individually or in the aggregate, of $100,000 or more (other than that evidenced by the Notes);

            (b) all Liens to which any of its properties and assets will be subject immediately following the Closing (other than those of the character described in section 13.8(b));

            (c) all of its Investments having a fair market value, individually or in the aggregate, of $100,000 or more (and all agreements and commitments to make Investments) to be owned or held immediately following the Closing (other than


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      Investments of the character described in clauses (b) through (g), inclusive, of the definition of Permitted Investments);

            (d) all of its Affiliates, and all agreements (including, without limitation, all employment and management consulting agreements) with such Affiliates and all transactions with such Affiliates which it is now obligated or now intends to consummate at any time in the future; and

            (e) each lease of real and/or personal property (other than any lease under which the Holding Company and its Subsidiaries pay less than $100,000 in the aggregate during any period of twelve consecutive months) under which it is a lessee or sublessee and the name of the lessor, the lessee or sublessee, a general description of the property leased, the annual rents payable thereunder and the term thereof.

      5.10. Title to Properties; Liens; Leases; Real Property. The Holding Company and each of its Subsidiaries has good and valid (in the case of personalty) and good and marketable (in the case of real property) title to all of their respective properties and assets (including, without limitation, the properties and assets reflected in the balance sheet dated December 31, 1997, referred to on Exhibit 5.6(a) attached hereto), except properties and assets disposed of since such date in the ordinary course of business, free and clear of all Liens (other than Liens permitted under section 13.8). The Holding Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it operates, and all of such leases are valid, subsisting and in full force and effect and are on "arm's length" terms. The only leases of real property to which the Holding Company or any of its Subsidiaries is a party are listed on Exhibit 5.9 attached hereto. Except as set forth on Exhibit 5.10 attached hereto, there are no subtenants or licensees of any real property leased by the Holding Company or any of its Subsidiaries. The only real property owned by the Holding Company or any of its Subsidiaries is described on Exhibit 5.10 attached hereto, and there are no tenants or licensees thereof or thereon.

      5.11. Litigation, etc. Except as set forth on Exhibit 5.11 attached hereto, there is no action, proceeding or investigation pending or, to the knowledge of the Issuers, threatened (or any basis therefor known to the Issuers) against or affecting either the Holding Company or any of its Subsidiaries which (a) questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or (b) has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order against or affecting either the Holding Company or any of its Subsidiaries which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

      5.12. Valid and Binding Obligations; Compliance with Other Instruments; Absence of Restrictions, etc.

            (a) This Agreement has been duly authorized, executed and delivered by each Issuer and constitutes the valid and legally binding obligation of each Issuer enforceable against each Issuer in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of the other Operative Documents to which the Holding Company or any of its Subsidiaries is (or is to be) a party has been duly authorized by the Holding Company or such Subsidiary, as the case may be, and,


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

      when executed and delivered, will constitute the valid and legally binding obligation of the Holding Company or such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (b) Neither the Holding Company nor any of its Subsidiaries is in violation of or in default under any term of its Organizational Documents, or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Without limiting the generality of the foregoing, the Holding Company and each of its Subsidiaries is in compliance with (and neither it nor any of its predecessors in interest has received any notice to the contrary) and there is no reasonable possibility of any liability of or any judgment, decree or order binding upon or applicable to any such Person or any of its properties or assets under or on account of, any Environmental Laws, except where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

            (c) The execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of the Holding Company or any of its Subsidiaries or to terminate any lease or agreement of the Holding Company or any of its Subsidiaries pursuant to, or result in the creation of any Lien (other than the Liens created by the Fleet Bank Documents) upon any of the properties or assets of the Holding Company or any of its Subsidiaries pursuant to, any term of the Organizational Documents of the Holding Company or any of its Subsidiaries or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to the Holding Company or any of its Subsidiaries or any of their respective properties and assets.

            (d) Neither the Holding Company nor any of its Subsidiaries is a party to or bound by or subject to any Organizational Document, or any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (other than the Operative Documents and the Fleet Bank Documents and laws, statutes, rules or regulations affecting businesses generally): (i) which restricts its right or ability to incur Indebtedness, to issue securities or to consummate the transactions contemplated hereby; (ii) under the terms of or pursuant to which its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents is in any way restricted; or (iii) which restricts its right or ability to pay dividends and/or to make any other distributions in respect of its Shares, to mortgage or dispose of its properties, to consummate any merger, consolidation or acquisition, to make Investments or capital expenditures, to enter into and perform leases, to pay executive compensation and/or to conduct its business as now conducted and now proposed to be conducted.

      5.13. ERISA.


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

            (a) The Holding Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Neither the Holding Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Holding Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Holding Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate result in a Material Adverse Change.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

            (c) Neither the Holding Company nor any of the ERISA Affiliates has incurred withdrawal liabilities (or are subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate is likely to result in a Material Adverse Change. The Holding Company and each ERISA Affiliate have made all required contributions to Multiemployer Plans. Neither the Holding Company nor any ERISA Affiliate has incurred, nor would reasonably expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan that individually or in the aggregate is likely to result in a Material Adverse Change. To the knowledge of the Issuers, no Multiemployer Plan is, or is reasonably expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA.

            (d) Except as set forth on Exhibit 5.13 attached hereto, neither the Holding Company nor any of its Subsidiaries has any expected postretirement benefit obligation (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code).

            (e) The consummation of the transactions contemplated by the Operative Documents will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Holding Company in the first sentence of this section 5.13(e) is made in reliance upon and subject to the accuracy of your representation in section 25(b) as to the sources of the funds used to pay the purchase price of the Securities to be purchased by you.


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

      5.14. Consents, etc. No consent, approval or authorization of, or declaration or filing with, or other action by, any Person (including, without limitation, any governmental authority) is required on the part of the Holding Company or any of its Subsidiaries as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents and/or the exercise by any holder of any Securities of any of its rights in respect thereof, including, without limitation, the Acquisition, other than (a) those specified on Exhibit 5.14 attached hereto, all of which, if related to the Acquisition or the transactions to be consummated in connection therewith, shall have been obtained and are unconditional, in full force and effect and not subject to appeal or review, and
(b) other consents which, if not obtained, could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, all filings under the Clayton Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 required in connection with the Acquisition have been made and the "waiting period" under such Acts has expired or been terminated.

      5.15. Proprietary Rights; Licenses. The Holding Company and each of its Subsidiaries have all Proprietary Rights and Licenses as are necessary for the conduct of their respective businesses as now conducted and now proposed to be conducted, without any known conflict with the rights of others, except where the failure to have any such Proprietary Right and/or License has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Each such Proprietary Right and License is in full force and effect, all material obligations with respect thereto have been fulfilled and performed and, to the knowledge of the Issuers, there is no material infringement thereon by any other Person. No default in the performance or observance by the Holding Company or any of its Subsidiaries (or any of their predecessors in interest) of its obligations thereunder has occurred which permits, or after notice of lapse of time or both would permit, the revocation or termination of any Proprietary Right or License which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

      5.16. Offer of Securities; Investment Bankers. Neither the Holding Company nor any of its Subsidiaries nor any Person acting on its behalf (a) has directly or indirectly offered the Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than you, the Other Purchasers and not more than 20 other institutional investors, (b) has taken or will take any action which would bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws, (c) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities and the other transactions contemplated by the Operative Documents, other than Fleet Corporate Finance, or (d) is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions, other than fees to Fleet Corporate Finance, which fees are the obligation solely of the Issuers.

      5.17. Government Regulation. Neither the Holding Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

      5.18. Disclosure. Neither this Agreement, nor any of the other Operative Documents nor the Disclosure Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being


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

understood that, except as set forth in section 5.6, no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to any of the Issuers (other than information concerning general economic conditions known to the public generally) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the other Operative Documents and the Disclosure Documents.

      5.19. Labor Relations; Suppliers, Distributors and Customers. No dispute involving employees of the Holding Company or any of its Subsidiaries or their respective relationships with their respective employees has resulted in, or could reasonably be expected to result in, any Material Adverse Change. The relationships with the suppliers to and distributors for and customers of the Holding Company and its Subsidiaries are satisfactory commercial working relationships and, during the 12-month period ended on the Closing Date, no such supplier, distributor or customer has cancelled or otherwise terminated its relationship with or decreased its services, supplies or materials to or its usage or purchase of the services or products of the Holding Company or any of its Subsidiaries in a manner which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Holding Company is not aware of any intention of any such supplier, distributor or customer to take any such action.

6. Use of Proceeds; Regulation U, etc.

             (a) The proceeds of the sale of the Securities (together with loan proceeds under the Fleet Bank Documents received by the Holding Company at the Closing) will be used on the Closing Date to make the payments to the Persons and for the purposes specified on Exhibit 6 attached hereto.

            (b) Neither the Holding Company nor any of its Subsidiaries owns, or will use, directly or indirectly, any part of the proceeds of the sale of the Securities for the purpose of purchasing or carrying, any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called a "margin security") or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute the transactions contemplated by the Operative Documents a "purpose credit" within the meaning of said Regulation U or cause this Agreement or any of the other Operative Documents to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, or the Exchange Act or any other applicable law, statute, regulation, rule, order or restriction.

7. Financial Statements and Information. The Holding Company will furnish to you in duplicate, so long as you shall be obligated to purchase Securities hereunder or shall hold any of the Securities, and to each other institutional holder from time to time of the Securities:

            (a) within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Holding Company, the consolidated and consolidating balance sheets of the Holding Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, changes in stockholders' equity and cash flows for such period and for the portion of such fiscal year ended on the last day of such period, in each case setting forth in comparative form the corresponding figures for the same period and portion of the next preceding fiscal year, provided that the delivery by the Holding Company of a true and complete copy of its


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

      Form 10-Q report as filed with the Commission (or any analogous foreign governmental authority) or any securities exchange within the time period specified by the Commission (or such foreign governmental authority) or such securities exchange shall be deemed compliance with the requirements of this section 7(a);

            (b) within 120 days after the end of each fiscal year of the Holding Company, the consolidated and consolidating balance sheets of the Holding Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, changes in stockholders' equity and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the next preceding fiscal year and the corresponding figures from the budget for such fiscal year, all in reasonable detail and accompanied by the standard unqualified report on such consolidated financial statements of the Holding Company and its Subsidiaries of Price Waterhouse LLP (or other accountants of recognized national standing selected by the Holding Company, provided that the delivery by the Holding Company of a true and complete copy of its Form 10-K report as filed with the Commission (or any analogous foreign governmental authority) or any securities exchange within the time period specified by the Commission (or such foreign governmental authority) or such securities exchange shall be deemed compliance with the requirements of this section 7(b) other than clause (iv) hereof, which report shall (i) state that the audit of such accountants in connection with such consolidated financial statements has been conducted in accordance with generally accepted auditing standards and that such accountants believe that such audit provides a reasonable basis for their opinion, (ii) contain the other statements required from time to time by the American Institute of Certified Public Accountants for an auditor's standard unqualified opinion (and shall not contain any additional explanatory paragraph concerning uncertainties or other matters), (iii) include the opinion of such accountants that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Holding Company and its Subsidiaries as at the end of such fiscal year and the consolidated results of operations and cash flows for such fiscal year, in conformity with GAAP, and (iv) be accompanied by a separate certificate from such accountants which shall state (A) that such accountants are familiar with the terms of the Operative Documents and provide negative assurance relative to compliance with the applicable covenants of the Operative Documents as they relate to accounting matters and (B) whether or not their examination has disclosed the existence, during or at the end of the fiscal year covered by such financial statements and/or the date of such certificate, of (x) any "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in the internal control structure of the Holding Company or any of its Subsidiaries, (y) any Change of Control or
      (z) any Default or Event of Default and, if their examination has disclosed such a condition or event, specifying in reasonable detail the nature and period of existence thereof;

            (c) together with each delivery of financial statements pursuant to sections 7(a) and 7(b), an Officer's Certificate which shall:

                   (i) certify that such financial statements have been prepared in accordance with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes) applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Holding Company and its Subsidiaries as at the end of and for the periods covered thereby in conformity with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes);

                  (ii) state that, after due inquiry, the signers do not have knowledge of the existence, during the fiscal period covered by such financial statements or as at the date of such Officer's Certificate, of (A) any "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in the internal control structure of the Holding Company or any of its Subsidiaries, (B) any Change of Control or (C) any Default or Event of Default, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action the Holding Company or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

                  (iii) in the case of each such Officers' Certificate
            accompanying the quarterly financial statements delivered pursuant to section 7(a) and the annual financial statements delivered pursuant to section 7(b):

                        (A) show in reasonable detail all computations required
                  to demonstrate compliance, during and at the end of the fiscal period covered by such financial statements, with the provisions of section 13.5, 13.6, and 13.14; and

                        (B) unless already included in the relevant Form 10-Q
                  report or 10-K report delivered pursuant hereto, include in reasonable detail management's discussion and analysis of the results of operations and the financial condition of the Holding Company and its Subsidiaries as at the end of and for the fiscal period covered by such financial statements; and

                  (iv) if there shall exist any Subsidiary of the Holding
            Company as of the date of such Officer's Certificate which did not exist as of the date of the last Officer's Certificate delivered pursuant to this section 7(c), specify with respect to each such Subsidiary the information called for by Exhibit 7(c)(iv), contain a brief description of the nature of each such Subsidiary's business and certify that each such new Subsidiary has executed and delivered pursuant to section 13.17 a Note Guarantee to each holder of any Notes;

             (d) as promptly as practicable (but in any event not later than five Business Days) after receipt thereof, copies of all material reports or written comments (including, without limitations, audit reports, so-called management letters and any other reports or communications with respect to the internal control structure of the Company or any of its Subsidiaries) submitted by independent accountants or other management consultants;

            (e) at such time as any securities of the Holding Company or any of its Subsidiaries are publicly held, as promptly as practicable (but in any event not later than five Business Days) after the same are available, copies of (i) all material press releases issued by the Holding Company or any Subsidiary of the Holding Company, and all notices, proxy statements, financial statements, reports and documents as the Holding


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

      Company shall send or make available generally to its stockholders or as any Subsidiary of the Holding Company shall send or make available generally to its stockholders, other than the Holding Company, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Holding Company or any Subsidiary of the Holding Company furnishes or files, or any officer, director or stockholder of the Holding Company or any of its Subsidiaries furnishes or files with respect to the Holding Company or any of its Subsidiaries, with the Commission (or any analogous foreign governmental authority) or any securities exchange, excluding the Forms 3, 4 and 5 filed by directors, officers and 10% stockholders of the Holding Company;

            (f) as promptly as practicable (but in any event not later than five Business Days) after any officer or senior management employee of the Holding Company or any of its Subsidiaries becomes aware of the occurrence of any of the following conditions or events, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Holding Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
      (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Holding Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Holding Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Holding Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

             (g) as promptly as practicable (but in any event not later than three Business Days) after any officer or senior management employee of the Holding Company or any of its Subsidiaries obtains knowledge of the occurrence of any Default or Event of Default, or of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Holding Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

            (h) as promptly as practicable (but in any event not later than 30 days) after the end of each fiscal year of the Holding Company, an annual budget prepared on a monthly basis for the Holding Company and its Subsidiaries for the succeeding fiscal year and, promptly upon preparation thereof, any other significant budgets which the Holding Company or any of its Subsidiaries prepares and any revisions of such annual or other budgets;

            (i) as promptly as practicable (but in any event not later than five Business Days) after the occurrence of any condemnation, taking or destruction of or damage to (whether or not covered by insurance) any properties or assets of the Holding Company or any of its Subsidiaries having a value in excess of $500,000, an Officer's Certificate specifying in reasonable detail the nature of such event, what action the Holding Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

            (j) as promptly as practicable (but in any event not later than five Business Days) after receipt thereof, copies of all material notices and communications given or received by the Holding Company or any of its Subsidiaries under the Acquisition Documents (including, without limitation, copies of (i) all documents related to adjustments to the consideration paid under the Acquisition Agreement and (ii) all notices and communications relating to claims of breaches and defaults and claims for indemnification given or received by the Holding Company or any of its Subsidiaries), or any of the other agreements, documents and instruments referred to in section 4.3;

            (k) such other material information relating to the Holding Company or any of its Subsidiaries as shall be furnished to any bank, financial institution or other Person to which the Holding Company or any of its Subsidiaries is indebted for borrowed money or for any letters of credit or similar instruments (other than information relating solely to collateral therefor); and

            (l) such other information as from time to time may reasonably be requested by the Required Holders of any class of Securities.

8. Inspection; Board Visitation Rights; Confidentiality.

            (a) The Holding Company will permit any Person designated by you and the Other Purchasers on reasonable notice, during regular business hours (unless a Default or Event of Default shall have occurred and be continuing, in which case, at any time) and at your and the Other Purchasers' expense (unless a Default or Event of Default shall have occurred and be continuing, in which case, at the Holding Company's expense), to visit and inspect any of the properties of the Holding Company and its Subsidiaries, to examine their books and records (and to make copies thereof) and to discuss their affairs, finances and accounts with and to be advised as to the same by, their directors, officers, consultants, counsel and accountants, all at such intervals as you and the Other Purchasers may desire (but not more frequently than twice in any fiscal year, unless a Default or Event of Default shall have occurred and be continuing, in which case, as frequently as you and the Other Purchasers may request). Representatives of the Holding Company and its Subsidiaries may be present at any such meeting.

            (b) You and the Other Purchasers shall have the right, as a group, to appoint one representative who shall: (a) receive notice of all meetings (both regular and special) of the board of directors of the Holding Company and each committee thereof (such notice to be delivered or mailed as specified in section 22 at the same time as notice is given to the members of such board and/or committee); (b) receive all notices, information and reports which are furnished to the members of such board and/or committee at the same time and in the same manner as the same is furnished to such members; and (c) receive as soon as available (but in any event prior to the next succeeding meeting of such board and/or committee) copies of the minutes of all such meetings. If any action is proposed to be taken after the Closing by such board and/or committee by written consent in lieu of a meeting, the Holding Company will give written notice thereof to such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered or mailed as specified in section 22 at the same time as notice is given to the members of such board and/or committee (but in no event later than seven days prior to the date upon which such action is proposed to be taken). The Holding Company will furnish such representative with a copy of each such written consent not later than five days after it has been signed by its last signatory. Such representative shall not constitute a member of such board and/or committee and shall not be entitled to vote on any matters presented at meetings of such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested. The board of directors (or other governing board) of the Holding Company shall meet not less frequently than three (3) times during each fiscal year of the Holding Company.

            (c) Each holder of any Securities agrees by its acceptance thereof that any non-public information concerning the Holding Company and its Subsidiaries which is furnished by the Holding Company to such holder pursuant to this Agreement or any of the other Operative Documents (collectively "Confidential Information") shall be kept confidential by such holder in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties. The term "Confidential Information" shall not include, however, any information which (x) was publicly known or otherwise known to any holder at the time of disclosure by the Holding Company to any holder; (y) subsequently becomes publicly known through no act or omission of any holder or any agent of any holder or (z) becomes known to any holder otherwise than through disclosure by the Holding Company. Notwithstanding the foregoing, each holder of any Securities may disclose Confidential Information: (i) with the consent of the Holding Company (which shall not be unreasonably withheld or delayed); (ii) when required by law or regulation; (iii) in any report, statement or testimony submitted by such holder to any regulatory body having or claiming to have jurisdiction over such holder;
      (iv) to the National Association of Insurance Commissioners or any similar organization or to any rating agency; (v) to the officers, directors, employees, agents, representatives and professional consultants of such holder and of such holder's Affiliates who have a need to know such information; (vi) in connection with the preservation, exercise and/or enforcement of any of such holder's rights or remedies under this Agreement and the other Operative Documents; (vii) in connection with any contemplated transfer of any of the Securities held by such holder to any institutional investor or financial institution (so long as the recipient of such information agrees to keep such information confidential on terms substantially similar to those set forth in this section 8(c)); (viii) in a response to any summons, subpoena or other legal process or in connection with any judicial or administrative proceeding or inquiry; or
      (ix) to correct any false or misleading information which may become public concerning the relationship of such holder to the Holding Company or any of its Subsidiaries and/or the transactions contemplated hereby.

9. Prepayment of Notes.

      9.1. Required Prepayment Without Premium of Notes. In addition to paying the entire outstanding principal amount of and the interest due on the Notes on the maturity date thereof, on each of April 17, 2003 and April 17, 2004, the Obligor will prepay without premium $3,666,667 aggregate principal amount of the Notes. In addition, on April 17, 2003, the Obligor will prepay without premium the aggregate principal amount of the Notes which represent Capitalized Interest (as such term is defined in the Notes). No partial prepayment of the Notes pursuant to section
9.2 or any other provision of this Agreement shall alter the obligation of the Obligor to make the required prepayments provided for in this section 9.1.

      9.2. Optional Prepayment With Premium of Notes. At any time and from time to time after April 17, 1999, the Obligor may, at its option, upon notice as set forth in section 9.5, prepay all or any part (in an integral multiple of $100,000 and a minimum of $500,000 or such lesser principal amount thereof as shall then be outstanding) of the Notes, upon the concurrent payment of either
(i) an amount equal to the Make Whole Amount, in the event that the Warrant Exchange shall not have occurred before April 17, 1999, or (ii) a premium (a percentage of the principal amount so prepaid pursuant to this section 9.2) (the "Applicable Premium"), in the event that the Warrant Exchange shall have occurred before April 17, 1999, such percentage to be that set forth in the following table opposite the period in which the date fixed for such prepayment occurs:


                                                                     Applicable
                        Period                                        Premium
                        ------                                        -------
            April 18, 1999 through April 17, 2000                       4.0%
            April 18, 2000 through April 17, 2001                       3.0%
            April 18, 2001 through April 17, 2002                       2.0%
            April 18, 2002 through April 17, 2003                       1.0%
            April 18, 2003 and thereafter                               0.0%


Any partial prepayment of Notes pursuant to this section 9.2 shall be applied to the payment of installments of principal of the Notes in inverse order of maturity.

      9.3. Prepayment Without Premium of the Notes at the Option of Holders of Notes upon a Change of Control.

            (a) If any Change of Control is to occur, then not less than 30 days nor more than 60 days prior to the occurrence of such Change of Control, the Issuers will notify each holder of any Notes of such pending Change of Control and the date upon which it is scheduled to occur. If the Required Holders of the Notes then outstanding furnish a written request for prepayment to the Obligor (in accordance with section 22) not more than 90 days after receipt by such holders of such notice of such Change of Control from the Issuers, the Obligor will prepay without premium all of the Notes then outstanding. Each such prepayment shall occur on the date upon which the Change of Control occurs, unless the Obligor and the Required Holders of the Notes agree to a different date, and no prepayment requested pursuant to this section 9.3 shall be due unless the Change of Control shall occur.

            (b) Each notice from the Issuers pursuant to this section 9.3 shall make explicit reference to this section 9.3 and shall state that the right of the Required Holders of the Notes then outstanding to require prepayment thereof must be exercised within 90 days of the receipt of such notice.


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

      9.4. Allocation of Partial Prepayments of Notes. In the case of each partial prepayment of the Notes under this section 9, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (excluding any Notes at the time owned by the Holding Company or any Affiliate of the Holding Company) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

      9.5. Notice of Optional Prepayments of Notes. In the case of each prepayment of the Notes under section 9.2, the Obligor shall give written notice thereof to each holder of Notes being prepaid not less than 10 nor more than 30 days prior to the date fixed for such prepayment. Each such notice shall set forth: (a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; and (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date and the amount of accrued interest and an estimation of the Make Whole Amount or Applicable Premium, as applicable, to be paid to such holder on such date (together with the calculation of such Make Whole Amount or Applicable Premium, as applicable, which calculation shall be satisfactory to each holder of the Notes to be so prepaid). Any such notice of optional prepayment may be rescinded and the Obligor shall have the right, through the date fixed for such optional prepayment, to cancel such optional prepayment.

      9.6. Maturity; Accrued Interest; Surrender, etc. of Notes. In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Obligor at the Obligor's principal place of business promptly following prepayment and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      9.7. Purchase of Notes. The Obligor will not, and will not permit any of its Affiliates to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement.

      9.8. Payment on Non-Business Days. If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day without including the additional day(s) elapsed in the computation of the interest payable on such next succeeding Business Day.

      9.9. Application of Notes in Satisfaction of Exercise Price of Warrants. In the event that any holder of any Note shall apply all or any portion of the principal amount of such Notes in satisfaction (in whole or in part) of the payment of the Exercise Price (as defined in the Warrants), any partial application of the principal amount of any such Note shall be applied to the payment of installments of principal due thereunder in order of maturity. No such application of principal to the payment of the Exercise Price shall constitute a prepayment which requires the payment of any prepayment premium.

10. Subordination of Notes and Note Guarantees. The payment of the Notes and Note Guarantees and the rights of the holders thereof are subordinated to the payment of the Superior Indebtedness (as defined in the Notes) and the rights of the holders thereof upon the terms of subordination set forth in the Notes.


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

11. Securities Act Matters; Option Plans.

            (a) The Holding Company will take, or will cause to be taken, such action as any holder of Securities may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Securities without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144A under the Securities Act.

            (b) Exhibit 5.5 sets forth a true and complete description of the Tridex Corporation 1997 Long Term Incentive Plan, the Tridex Corporation Non-Employee Directors' Stock Plan and the proposed Tridex 1998 Corporation Non-Executive Long Term Incentive Plan, pursuant to which employees and non-employee directors of the Holding Company and its Subsidiaries have been and may be issued Common Stock (or options therefor), which option plans are hereinafter called the "Option Plans." You agree that pursuant to the Option Plans the Holding Company may issue, or grant options or other rights to purchase, up to 744,306 shares of Common Stock at purchase or exercise prices less than the Exercise Price under the Warrants and that such issuance or grant shall not cause any adjustment in the Exercise Price under the Warrants.

12. Registration Rights.

      12.1. Registration on Request.

            (a) In case the Holding Company shall receive from the Required Holders of any Registrable Shares a written request or requests that the Holding Company effect any registration, qualification and/or compliance of any Registrable Shares held by (or issuable to) such holder or holders, and specifying the intended method of offering, sale and distribution, the Holding Company will:

                  (i) promptly give written notice of the proposed registration, qualification and/or compliance to each holder of any Registrable Shares; and

                  (ii) as soon as practicable, effect such registration,
            qualification and/or compliance (including, without limitation, the execution of an undertaking for post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of such amount of Registrable Shares as is specified in a written request or requests, made within 60 days after receipt of such written notice from the Holding Company, by any holder or holders of any Registrable Shares.

            (b) The obligations of the Holding Company under this section 12.1 are subject to the following qualifications:

                  (i) except as provided in section 12.1(b)(vi), the Holding
            Company shall only be obligated to effect one registration pursuant to this section 12.1;

                  (ii) the Holding Company shall not be obligated to effect any registration pursuant to this section 12.1 unless it shall have been
            (A) requested to do so by the holder or holders of a majority of the Registrable Shares at the time issued (and issuable) and (B) requested to effect the registration of Registrable Shares having an aggregate Fair Value of not less than $2,000,000;

                  (iii) the Holding Company shall not be obligated to cause any registration statement relating to a registration effected pursuant to this section 12.1 to become effective prior to April 17, 1999;

                  (iv) the Holding Company shall not include in any
            registration, qualification or compliance requested pursuant to this section 12.1 any other securities (including, without limitation, those to be issued and sold by the Holding Company) without the prior written consent of the holder or holders of a majority of the Registrable Shares to be included in such registration, qualification or compliance;

                  (v) the Holding Company shall pay all Registration Expenses related to any registration, qualification and compliance requested pursuant to this section 12.1;

                  (vi) if, in connection with any registration of Registrable
            Shares pursuant to this section 12.1, the holders of Registrable Shares requesting registration are unable for any reason to include in such registration all of the Registrable Shares for which registration has been requested, then the holder or holders of the Registrable Shares shall be entitled to additional registrations of Registrable Shares pursuant to this section 12.1, sufficient to permit the holders of the Registrable Shares to register all of the Registrable Shares, provided, however, that in the event that any Registrable Shares are not so registered as a result of the imposition by the managing underwriter(s) of any underwritten offering pursuant to this section 12.1 of a limitation on the number of Registrable Shares which may be included in any such registration, the holders of such Registrable Shares shall be limited to one additional registration of Registrable Shares pursuant to this section 12.1; and

                  (vii) if the Holding Company shall furnish to each holder of
            Registrable Shares an Officer's Certificate certifying that the Holding Company has determined, as evidenced by a written resolution of the board of directors of the Holding Company, that it is necessary to delay the filing of the registration statement because such a filing at the time requested, or the offering of securities pursuant thereto, would materially interfere with any pending material transaction to which the Holding Company is a party, the Holding Company shall have the right to delay such filing for a period ending not more than 135 days after the first date upon which it shall have received a written request for such registration from the holder or holders of a majority of the Registrable Shares at the time issued (and issuable); provided that (A) the Holding Company may not exercise this right to delay the filing of a registration statement on more than one occasion in any 12 month period and (B) the Holding Company shall reimburse each holder of Registrable Shares for all expenses (including, without limitation, fees, expenses and disbursements of counsel) incurred in connection with any such registration prior to receipt of any such Officer's Certificate.

      12.2. Incidental Registration.

            (a) If the Holding Company at any time or from time to time shall determine to effect the registration, qualification and/or compliance of any of its Shares (whether in connection with an offering by the Holding Company or others) (otherwise than pursuant to a registration on a form inappropriate for an underwritten public offering or relating solely to securities to be issued in a merger, acquisition of the stock or assets of another entity or in a similar transaction), then, in each such case, the Holding Company will:

                  (i) promptly give written notice of the proposed registration, qualification and/or compliance (which shall (A) specify if such registration shall involve an underwritten offering and (B) include a list of the jurisdictions in which the Holding Company intends to register or qualify such securities under the applicable blue sky or other state securities laws) to each holder of any Registrable Shares; and

                  (ii) use its commercially reasonable best efforts to include among the Shares which it then registers or qualifies all Registrable Shares specified by any holder thereof in a written request or requests, made within 30 days after receipt of such written notice from the Holding Company.

            (b) The obligations of the Holding Company under this section 12.2 are subject to the following qualifications:

                  (i) the Holding Company shall pay all Registration Expenses related to any registration, qualification or compliance requested pursuant to this section 12.2;

                  (ii) if, in connection with any underwritten offering pursuant to this section 12.2, the managing underwriter(s) shall impose a limitation on the number or kind of securities which may be included in any such registration because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution, then the Holding Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares (which may be none) as is determined in good faith by such managing underwriter, provided that, if any securities are being offered for the account of any Person other than the Holding Company and the holders of the Registrable Shares, the reduction in the number of Registrable Shares included in such registration shall not represent a greater percentage of the amount of Registrable Shares originally requested to be registered and sold in such registration than the lowest such percentage reduction imposed upon any other Person;

                  (iii) in the case of any underwritten offering, the right of any holder of Registrable Shares to participate in such offering shall be conditioned upon such holder's entering into an underwriting agreement in customary form (and containing other terms and provisions consistent herewith) with the representative(s) of the underwriter(s) selected by the Holding Company; and

                  (iv) in the case of any offering effected pursuant to the
            demand registration rights granted to the Seller in connection with the Acquisition, the rights of the holders of Registrable Shares to participate in such offering shall be subject to rights of the Seller to limit the number of Registrable Shares which may be included in any such registration. The Holding Company hereby agrees to use its commercially reasonable best efforts to cause the Seller to include the Registrable Shares in any such registration.

      12.3. Permitted Registration. If and to the extent that any holder or holders of any Registrable Shares shall have, at the time of delivery of the written request referred to in section 12.2, no present intention of selling or distributing such securities, the Holding Company shall be obligated to effect the registration, qualification and compliance of such securities of such holder or holders only if and to the extent, in each case, that such registration, qualification and compliance are at the time permitted by the applicable statutes or rules and regulations thereunder or the practices of the governmental authority concerned.

      12.4. Registration Procedures. In the case of each registration, qualification and/or compliance contemplated by this section 12, the Holding Company will keep the holder or holders of Registrable Shares advised in writing as to the initiation of proceedings for such registration, qualification and compliance and as to the completion thereof, and will advise each such holder, upon request, of the progress of such proceedings. In addition, the Holding Company will follow procedures customarily observed by issuers in registered public offerings, and accord to the holder or holders of Registrable Shares all rights (including, without limitation, the right to perform appropriate "due diligence") customarily accorded to selling stockholders in secondary distributions and to managing underwriters if the transaction in question is or were an underwritten public offering. The holders of the Registrable Shares shall cooperate in the preparation of any registration statement by providing any information or materials and entering into any customary agreements (including, without limitation, underwriting agreements) customarily required of selling security holders in similar transactions. At the expense of the Holding Company or of the party or parties bearing the expenses of such registration, qualification and compliance, the Holding Company will (a) keep such registration, qualification and compliance current and effective by such action as may be necessary or appropriate, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus, for such period (not to exceed 180 days) as is necessary to permit the sale and distribution of the Registrable Shares pursuant thereto, (b) take all necessary action under any applicable blue sky or other state securities law to permit such sale and/or distribution, all as requested by the holder or holders of Registrable Shares included therein, provided that the Holding Company shall not be required to so register or qualify the Registrable Shares in any jurisdiction if, solely as a result thereof, the Holding Company must qualify generally to do business therein or consent to general service of process therein, (c) comply with applicable requirements of all regulatory entities, including, without limitation, the National Association of Securities Dealers, Inc., (d) furnish each holder of Registrable Shares included therein such number of registration statements, prospectuses, supplements, amendments, offering circulars and other documents incidental thereto as such holder from time to time may reasonably request, (e) list all Registrable Shares on each securities exchange on which securities of the same class are then listed and
(f) furnish (or cause to be furnished) to each holder of Registrable Shares, all undertakings, agreements, certificates, opinions, financial statements and "comfort letters" of the sort customarily provided to selling stockholders in secondary distributions and to the managing underwriters, if the transaction in question is or were an underwritten public offering.

      12.5. Indemnification.

             (a) Without limiting the generality of section 20, the Holding Company will indemnify, defend and hold harmless each holder of Registrable Shares included in any registration, qualification and/or compliance contemplated by this section 12 and each underwriter of such securities, and each Person, if any, who controls each such holder and underwriter within the meaning of the Securities Act, and their respective directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnified Person"), to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, supplement, amendment, offering circular or other document related to any registration, qualification or compliance or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) of the Securities Act or other securities laws in connection with any such registration, qualification or compliance, and will reimburse each such Indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or violation; provided that the Holding Company will not be liable in any such case to any such Indemnified Person if, but only to the extent that, any such claim, loss, damage, liability, action, violation or expense is finally determined to arise out of or result from any untrue statement in or omission from written information furnished to the Holding Company by an instrument duly executed by such Indemnified Person and stated to be specifically for use therein. Each holder of Registrable Shares will, if securities held by such holder are included in a registration effected pursuant to this section 12, indemnify, defend and hold harmless the Holding Company, each of its directors and officers who signs the related registration statement, and each Person, if any, who controls the Holding Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, supplement, amendment, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holding Company and such directors, officers or Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in (or omitted from) such registration statement, prospectus, supplement, amendment, offering circular or other document in reliance upon and in conformity with written information furnished to the Holding Company by an instrument duly executed by such holder and stated to be specifically for use therein; provided that the liability of any such holder under this section 12.5 shall be limited to the net sales proceeds actually received by such holder as a result of the sale by it of securities in such registration.

            (b) Each party entitled to indemnification under this section 12.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that
      (i) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section 12.5, except to the extent of any claim, loss, damage, liability or expense caused solely by such failure, (ii) counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), (iii) the Indemnified Party may participate in such defense at such party's expense and (iv) the Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party if, in the reasonable opinion of counsel to the Indemnified Party, there shall exist any conflict of interest (or potential conflict of interest) between the Indemnified Party and the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

             (c) If the indemnification provided for in this section 12.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, or of the Indemnified Party, on the other hand, in connection with such claim, loss, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

      12.6. Restrictions on Other Agreements. Except as set forth on Exhibit
12.6 attached hereto, the Holding Company will not grant any right relating to the registration of its securities if the exercise thereof interferes with or is inconsistent with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of any of the rights granted under this section 12, without the written consent of holders of 66-2/3% or more of the Registrable Shares at the time outstanding, which consent may be given or withheld in the sole discretion of such holders. The Holding Company will not permit any of its Subsidiaries to grant any right relating to the registration of its securities.

13. Covenants of the Holding Company. So long as any of the Notes shall remain outstanding, the Holding Company will duly perform and observe each and all of the covenants and agreements hereinafter set forth:

      13.1. Books of Record and Account; Reserves. The Holding Company will, and will cause each of its Subsidiaries to, (a) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP and (b) set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with GAAP in connection with its business.

      13.2. Payment of Taxes; Corporate Existence; Maintenance of Properties; Compliance with Laws; Lines of Business; Proprietary Rights and Licenses. The Holding Company will, and will cause each of its Subsidiaries to:

            (a) pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, could reasonably be expected by law to become a Lien upon its property and could reasonably be expected to result in a Material Adverse Change; provided that no such Person shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP; provided, further, that the Holding Company will, and will cause each of its Subsidiaries to, pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same;

            (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence;

            (c) maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear and casualties excepted);

            (d) comply in all respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental Laws), if the failure to do so could reasonably be expected to result in a Material Adverse Change; provided that no such Person shall be required by reason of this section 13.2(d) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP;

            (e) engage only in the Business (and lines of business related to and supportive of the Business), and keep substantially all its assets in the United States of America; and

            (f) own or have a valid license for all material Proprietary Rights and Licenses used by it in the conduct of its business.

      13.3. Insurance. The Holding Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as shall be customary for such Persons and reasonably deemed adequate by the Holding Company.

      13.4. Limitation on Discount or Sale of Receivables. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, discount or sell any of its accounts receivable, except that any such Person may settle doubtful accounts or may grant discounts (such as quantity or prompt payment discounts) in the ordinary course of business.

      13.5. Limitation on Funded Debt and Current Debt. The Holding Company will not, and will not permit any of its Subsidiaries to, be liable or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Funded Debt or Current Debt other than:

            (a)   Funded Debt evidenced by the Notes (and Note Guarantees);

            (b) Funded Debt and/or Current Debt under (i) the Fleet Bank Agreement and (ii) other senior credit facilities which the Holding Company and/or its Subsidiaries may enter into from time to time, provided that (x) both at the time of and immediately after the establishment of any such credit facility, no Default or Event of Default shall have occurred and be continuing, (y) the lender under any such credit facility shall have agreed in writing that (A) the documents executed and delivered in connection with such credit facility shall be subject to provisions identical to those set forth in section 13.16(c) and (B) the Indebtedness evidenced by the Notes and Note Guarantors shall be subordinate to such senior credit facility on terms materially identical to the subordination provisions set forth in the Notes, and (z) the Indebtedness issued pursuant to such senior credit facility bears interest at market rates prevailing at its date of issuance and has other terms and conditions no more restrictive in any material respect upon the Holding Company or any of its Subsidiaries than those provided in the Fleet Bank Documents, and provided, further, that the aggregate outstanding principal amount thereof, including, without limitation, all amounts due (contingently or otherwise) in respect of reimbursement obligations under letters of credit, interest rate protection agreements or similar instruments (and all related reimbursement agreements) does not exceed (1) in the case of the Fleet Bank Agreement, $20,000,000 plus the interest and other amounts directly attributable to such principal amount plus the maximum amount of Indebtedness incurred in respect of the interest rate protection agreement provided under the Fleet Bank Agreement or (2) in the case of such other credit facilities, at any time the maximum amount of Consolidated Total Debt (calculated on a pro forma basis giving effect to the proposed Funded Debt and/or Current Debt) permitted under section 13.6(c);

            (c) Funded Debt and/or Current Debt outstanding on the date hereof and referred to on Exhibit 5.9 attached hereto (but, in each case, no renewal, extension, refinancing or refunding of any thereof);

            (d) Funded Debt and/or Current Debt under Capital Leases or consisting of purchase money loans in addition to that permitted pursuant to section 13.5(c), provided that (i) both at the time of and immediately after giving effect to the incurrence thereof and the retirement of any Indebtedness which is concurrently being retired, no Default or Event of Default shall have occurred and be continuing, (ii) the aggregate outstanding principal amount of such Funded Debt and Current Debt incurred pursuant to this section 13.5(d) shall at no time exceed $3,000,000 and (iii) any Liens securing such Funded Debt and/or Current Debt are permitted under section 13.8(d);

            (e) Funded Debt and/or Current Debt incurred to extend, refinance, refund or renew (the "Refinancing Debt") any other outstanding Funded Debt and/or Current Debt permitted under this section 13.5 (the "Refinanced Debt"), provided that:

                  (i) the aggregate outstanding principal amount of the
            Refinancing Debt shall not at any time exceed (A) that of the Refinanced Debt immediately prior to such refinancing or (B) in the case of any extensions, refinancings, refundings or renewals of the Funded Debt and Current Debt under the Fleet Bank Agreement or any Refinancing Debt thereof, the amount permitted under section 13.5(b);

                  (ii) the scheduled final maturity date of the Refinancing Debt is not earlier than that of the Refinanced Debt;

                  (iii) the Weighted Average Life to Maturity of the Refinancing
            Debt is not less than that of the Refinanced Debt;

                  (iv) the Refinancing Debt has a ranking which is not senior
            (as a result of any contractual or structural subordination, the grant of any collateral security therefor, any change in the Persons obligated with respect thereto or otherwise) to the ranking of the Refinanced Debt;

                  (v) the Refinancing Debt bears interest at market rates
            prevailing at its date of issuance; and

                  (vi) both at the time of and immediately after giving effect to the incurrence of the Refinancing Debt and the retirement of the Refinanced Debt, no Default or Event of Default shall have occurred and be continuing;

            (f) Funded Debt and/or Current Debt owing to the Holding Company or to any Wholly-Owned Subsidiary of the Holding Company; and

            (g) Funded Debt and/or Current Debt owing to any former employee in connection with a purchase of Shares of the Holding Company from such former employee.

      For purposes of this section 13.5, any Person becoming a Subsidiary of the Holding Company after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Funded Debt and Current Debt.

            13.6. Certain Financial Covenants.

            (a) Consolidated Net Worth. On and as of the last day of each fiscal quarter of the Holding Company, Consolidated Net Worth shall not be less than an amount equal to 75% of the Consolidated Net Worth as of the Closing Date, plus an aggregate amount equal to 75% of positive Consolidated Net Income for the period commencing on the Closing Date to and including such last day (but without reduction for any losses).

             (b) Fixed Charges Coverage Ratio. On and as of the last day of each fiscal quarter of the Holding Company during the periods referred to below, the ratio of Consolidated Cash Flow for the period of four consecutive fiscal quarters of the Holding Company then ended to Consolidated Fixed Charges for such period shall not be less than the applicable ratio specified below:


                  Period                                       Ratio
                  ------                                       -----
            Closing Date to and including
            June 30, 1999                                   2.00 to 1.00

            From and after July 1, 1999
            to and including December 31, 2001              2.50 to 1.00

            From and after January 1, 2002                  3.00 to 1.00

      Notwithstanding any provision hereof to the contrary, the ratio specified in this section 13.6(b) shall be tested initially as of the fiscal quarter ending September 30, 1998 and Consolidated Cash Flow as of such date shall be determined by annualizing the Consolidated Cash Flow for the six months then ended. Consolidated Cash Flow for purposes of the ratio specified in this section 13.6(b) as of December 31, 1998 shall be determined by annualizing the Consolidated Cash Flow for the nine months then ended.

            (c) Leverage Ratio. The Holding Company will not permit, on any date during any period specified below, the ratio of Consolidated Total Debt outstanding on such date to Consolidated Cash Flow for the period of four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date, to exceed the applicable ratio specified below:


                  Period                                       Ratio
                  ------                                       -----
            Closing Date to and including
            June 30, 1999                                   5.50 to 1.00

            From and after July 1, 1999
            to and including December 31, 2001              5.00 to 1.00

            From and after January 1, 2002
            to and including December 31, 2002              4.00 to 1.00

            From and after January 1, 2003                  3.50 to 1.00

      Notwithstanding any provision hereof to the contrary, the ratio specified in this section 13.6(c) shall be tested initially as of the fiscal quarter ending September 30, 1998 and Consolidated Cash Flow as of such date shall be determined by annualizing the Consolidated Cash Flow for the six months then ended. Consolidated Cash Flow for purposes of the ratio specified in this section 13.6(c) as of December 31, 1998 shall be determined by annualizing the Consolidated Cash Flow for the nine months then ended.

      13.7. Limitation on Tax Consolidation. The Holding Company will not, and will not permit any of its Subsidiaries to, become a party to a consolidated or combined income tax return with any Person other than the Holding Company and its Subsidiaries.

      13.8. Limitation on Liens. The Holding Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien in respect of any property of any character of the Holding Company or any of its Subsidiaries (whether owned on the date hereof or hereafter acquired); provided that there shall be excluded from the operation of this section 13.8:

            (a) Liens securing Funded Debt and Current Debt, including amounts due (contingently or otherwise) in respect of reimbursement obligations under letters of credit, interest rate protection agreements or similar instruments and all related reimbursement agreements, under the Fleet Bank Agreement to the extent permitted under section 13.5(b) or any Refinancing Debt incurred to refinance or refund the same to the extent permitted under section 13.5(e);

            (b) Liens (other than any Lien created by any Environmental Law or by Section 4068 of ERISA), charges and encumbrances which (i) are incurred in the ordinary course of business and which are incidental to the conduct of the business of the Holding Company and its Subsidiaries and the ownership of its and their property, (ii) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, (iii) do not in the aggregate materially detract from the value of the property of the Holding Company or its Subsidiaries or materially impair the use thereof in the operation of its or their business and (iv) do not (and could not reasonably be expected to) materially adversely affect the rights of the holders of the Notes;

            (c) any Lien existing on the date hereof and referred to on Exhibit
      5.9 attached hereto;

            (d) any Lien securing Funded Debt and/or Current Debt under Capital Leases or consisting of purchase money loans permitted under section 13.5(d), provided that (i) such Lien does not extend to or cover any property other than that being leased or acquired and (ii) the aggregate amount of Indebtedness secured thereby does not exceed the cost of such property; and

             (e) any Lien upon or in any property at the time such property is acquired by the Holding Company or any of its Subsidiaries, including property of any Person which is to be acquired by the Holding Company or any of its Subsidiaries and thereafter becomes a Subsidiary of the Holding Company; provided that (i) such Lien was not incurred in contemplation of the acquisition of such property and does not and shall not extend to or cover any other property of the Holding Company or any of its Subsidiaries and (ii) the Funded Debt and Current Debt secured thereby is permitted under section 13.5 and does not exceed the fair market value of such property.

      13.9. Limitation on Transactions with Affiliates. The Holding Company will not, and will not permit any of its Subsidiaries to, engage in any transaction (including, without limitation, the purchase, sale or exchange of any properties and assets or the rendering of any services or the payment of compensation) with an Affiliate of the Holding Company or of any of its Subsidiaries on terms less favorable to the Holding Company or any such Subsidiary in any material respect than would be obtainable at the time in comparable transactions with a Person not such an Affiliate.

      13.10. Limitation on Investments. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Investments other than Permitted Investments.

      13.11. Limitation on Issuance of Shares of Subsidiaries. The Holding Company will not permit any of its Subsidiaries to (a) issue, sell or otherwise dispose of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) of such Subsidiary except to the Holding Company or to a Wholly-Owned Subsidiary of the Holding Company or (b) sell, transfer or otherwise dispose of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) of any other Subsidiary of the Holding Company except to the Holding Company or to a Wholly-Owned Subsidiary of the Holding Company. The Holding Company will not, in any event, permit any Subsidiary of the Holding Company to have outstanding any Preferred Shares.

      13.12. Limitation on Subsidiary's Consolidation or Merger. The Holding Company will not permit any of its Subsidiaries to consummate any merger or consolidation with any other Person, provided that any Wholly-Owned Subsidiary of the Holding Company may be merged into the Holding Company or into another Wholly-Owned Subsidiary of the Holding Company, if (a) the Holding Company or such other Wholly-Owned Subsidiary is the surviving Person from such merger and is Solvent (both at the time of and immediately after giving effect thereto),
(b) the Holding Company or such other Wholly-Owned Subsidiary shall have delivered to each holder of a Security such opinions, confirmations and other agreements and instruments as the Required Holders of each class of Securities shall have reasonably requested and (c) both at the time of and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. No transaction permitted by this section 13.12 shall have the effect of releasing the Holding Company or any other party to any of the Operative Documents from any liability or obligation under any of the Operative Documents.

      13.13. Limitation on the Holding Company's Consolidation or Merger. The Holding Company will not consolidate with or merge into any other Person or Transfer all or substantially all of its property in a single transaction or series of transactions to any Person, provided that the foregoing restriction does not apply to the consolidation or merger of the Holding Company with or into, or the Transfer of all or substantially all of its property in a single transaction or series of transactions to, any other Person so long as:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires as a result of such Transfer all or substantially all of the property of the Holding Company, as the case may be (the "Successor Corporation"), shall be a Solvent corporation organized and existing under the laws of and conducting a majority of its business in the United States of America, any state thereof or the District of Columbia and whose lines of business are related to or not materially different from the Business;

            (b) if the Holding Company is not the Successor Corporation, the Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Operative Documents (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders of the Notes), and the Holding Company shall have caused to be delivered to each holder of Notes an opinion of counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are legal, valid and binding obligations of such Successor Corporation enforceable against it in accordance with their respective terms and covering such other matters as the Required Holders may reasonably request; and

            (c) immediately after giving effect to such transaction (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Net Worth of the Successor Corporation shall not be less than the Net Worth of the Holding Company immediately prior to such transaction and
      (iii) the Holding Company or the Successor Corporation, as the case may be, would be able to incur at least $1 of additional Funded Debt and/or Current Debt under section 13.5.

No such transaction by the Holding Company shall have the effect of releasing the Holding Company or any Successor Corporation that shall theretofore have become such in the manner prescribed in this section 13.13 from its liability under this Agreement or any of the other Operative Documents.

      13.14. Limitation on Disposition of Property. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise dispose of any of their respective properties and assets (or any right, title or interest therein), whether owned on the date hereof or hereafter acquired and whether real, personal or mixed, tangible or intangible, including, without limitation, any Shares, securities or Indebtedness of any Subsidiary of the Holding Company, except for (a) sales of inventory and licenses of software or other Proprietary Rights in the ordinary course of business, (b) dispositions of tangible personal property and assets that have suffered casualties if the proceeds thereof (including insurance proceeds) are reinvested in tangible personal properties and assets of substantially similar value and utility and/or applied to the permanent reduction of Superior Indebtedness, in each case within 180 days following the receipt of such proceeds, (c) transactions permitted under section 13.13, and
(d) other sales of properties and assets if, in the case of this clause (d), on the date of such sale and after giving effect thereto:

                  (i) no Default or Event of Default shall have occurred and be continuing;

                  (ii) in the case of any sale of properties and assets having a value of $1,000,000 or more, the board of directors of the Holding Company shall have reasonably determined in good faith, as evidenced by written resolutions thereof promptly delivered to the holders of the Notes, that (A) the sale of such properties and assets is in the best interests of the Holding Company and its Subsidiaries and is not disadvantageous in any material respect to the holders of the Notes and (B) such properties and assets are being disposed of for fair and adequate consideration on fair and adequate terms; and

                  (iii) the aggregate value of all properties and assets sold pursuant to this clause (e) during the period commencing on the Closing Date and ended on the date of such sale is not more than 25% of Consolidated Total Assets as at the end of the most recently completed fiscal quarter of the Holding Company immediately prior to the date of such sale; provided that, if the proceeds of a sale made pursuant to this clause (d) (net of all costs and out-of-pocket expenses in connection therewith) are applied within 180 days of the consummation of such sale to (x) the purchase by the Holding Company (or the Subsidiary effecting such sale) of other property and assets used and useful in the ordinary course of business of the Holding Company or such Subsidiary, (y) the prepayment (and permanent reduction) of the Funded Debt under the Fleet Bank Agreement (or any Refinancing Debt incurred to refinance or refund such Funded Debt) or (z) the prepayment of the Notes pursuant to section 9.2, then, from and after the date such net proceeds are so applied, such sale shall be disregarded for purposes of any subsequent computation under this clause (d).

For purposes of determining compliance with this section 13.14, the value of any properties and assets (other than cash) to be sold by the Holding Company or any of its Subsidiaries shall be deemed to be the fair market value thereof (as reasonably determined by the board of directors of the Holding Company as of the date of disposition thereof).

      13.15. Limitation on Leasebacks. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell or otherwise dispose of any of its property if, as part of the same transaction or series of related transactions, any such Person shall then or thereafter rent or lease as lessee, or similarly acquire the right to possession or use of, such property (or a major portion thereof), or other property which it intends to use for substantially the same purpose or purposes, under any lease, agreement or other arrangement which obligates any such Person to pay rent as lessee or make any other payments for such possession or use.

      13.16. Modification of Certain Documents, Agreements and Instruments; Fiscal Year. The Holding Company will not, and will not permit any of its Subsidiaries to:

            (a) file after the Closing any resolution of its board of directors (or other governing body) with the Secretary of State of the jurisdiction of its organization to establish or create a series of Preferred Shares having terms which require the mandatory redemption of such Preferred Shares on a date prior to the date of maturity of the Notes or a separate class of equity securities;

            (b) amend, modify, supplement or waive any term, condition or provision of its Organizational Documents, the Option Plans or any of the agreements, documents or instruments referred to in section 4.3 including, without limitation, the Acquisition Documents (other than the Fleet Bank Documents as to which the following section 13.16(c) applies), if the effect thereof is, or could reasonably be expected to be, to impose restrictions upon the Holding Company or any of its Subsidiaries that are more restrictive in any material respect than those set forth in its Organizational Documents or such other agreements, documents and instruments as in effect on the Closing Date; or

            (c) amend, supplement, modify or waive any term of the Fleet Bank Documents (or the documents relating to any Refinancing Debt thereof) if the effect thereof is (i) to increase the aggregate outstanding principal amount of the Indebtedness thereunder to an amount in excess of that permitted under section 13.5(b), (ii) to make the scheduled final maturity date of the Indebtedness thereunder earlier than that specified under the Fleet Bank Agreement as in effect on the Closing Date (except that the working capital loan facility thereunder may be renewed and extended on any number of occasions), (iii) to make the Weighted Average Life to Maturity of the Indebtedness thereunder less than that of the Indebtedness under the Fleet Bank Agreement as in effect on the Closing Date, (iv) to make the ranking of the Indebtedness thereunder senior (as a result of any contractual or structural subordination, the grant of any collateral security therefor, any change in the Persons obligated with respect thereto or otherwise) to the ranking of the Indebtedness under the Fleet Bank Agreement as in effect on the Closing Date, or (v) to make the interest rate(s) applicable to the Indebtedness thereunder higher than the market rates prevailing at the time of such amendment, supplement, modification or waiver.

      13.17. Further Assurances.

            (a) From time to time hereafter, the Holding Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any holder or holders of the Notes may reasonably request for the purpose of implementing or effectuating the provisions of the Operative Documents.

            (b) Without limiting the generality of the foregoing, in the event that the Holding Company at any time or from time to time shall organize or acquire any direct or indirect Subsidiary, then and in each such case the Holding Company will (i) promptly (but in any event not later than 20 days prior to consummating any such transaction) notify each holder of the Notes and (ii) not later than the date upon which such transaction is consummated cause such Subsidiary to execute and deliver to each holder of any Notes a Note Guarantee.

      13.18. Additional Subsidiaries. Notwithstanding anything to the contrary set forth herein, without the prior written consent of the Required Holders of the Notes (which consent shall not be unreasonably withheld or delayed), the Holding Company shall not, and shall not permit any of its Subsidiaries to, organize or acquire any Subsidiary (other than a Subsidiary organized or acquired in connection with a Permitted Investment of the kind described in clause (h) of the definition of the term "Permitted Investment").

      13.19. Listing Status. The Holding Company shall use its best efforts to assure that the Common Stock shall at all times be listed on the Nasdaq stock exchange or another recognized national stock exchange in the United States.

14. Definitions.

      14.1. Definitions of Capitalized Terms. The terms defined in this section 14.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

      "Acquisition", "Acquisition Agreement" and "Acquisition Documents" shall have the respective meanings specified in section 4.3.


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

       "Affiliate" of any Person shall mean any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such first-mentioned Person; provided that in no event shall you or any other institutional holder of Securities be deemed to be an Affiliate of the Holding Company or any of its Subsidiaries. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or other Shares or by contract or otherwise.

      "Applicable Premium" shall have the meaning specified in section 9.2.

      "Business" shall have the meaning specified in section 5.4.

      "Business Day" shall mean any day other than a Saturday, Sunday or other day which shall be in Boston, Massachusetts, or New York, New York, a legal holiday or a day on which banking institutions therein are authorized by law to close.

      "Capital Lease" shall mean any lease or similar arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder are required to be capitalized and shown as liabilities upon a balance sheet of such lessee or obligor prepared in accordance with GAAP or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

      "Capitalized Interest" shall have the meaning specified in the Notes.

      "Cash Flow" of any Person shall mean, for any period, the Net Income of such Person for such period after restoring thereto amounts deducted for (a) Fixed Charges, (b) taxes in respect of income and profits, (c) depreciation and amortization, and (d) non-cash stock issuance employee compensation expense, determined in accordance with GAAP.

      "Change of Control" shall mean an event or series of events (occurring for whatever reason) following which:

            (a) Seth M. Lukash shall cease to serve as Chairman and Chief Executive Officer of the Holding Company (in both title and function) for any reason other than his death or permanent disability;

            (b) Seth M. Lukash shall cease to serve as Chairman and Chief Executive Officer of the Holding Company (in both title and function) as a result of his death or permanent disability and the Holding Company shall have failed to engage an individual satisfactory to the Required Holders of each class of Securities within six months after such event; or

            (c) the Holding Company shall cease to own beneficially and control 100% of the outstanding Shares of each of TNC and UTC.

       "Closing" and "Closing Date" shall have the respective meanings specified in section 3.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Commission" shall mean the Securities and Exchange Commission or any other federal agency from time to time administering the Securities Act and/or the Exchange Act.

      "Common Stock" shall mean the Common Stock, without par value, of the Holding Company as constituted on the Closing Date and any Shares into which such Common Stock shall have been changed or any Shares resulting from any reclassification of such Common Stock.

      "Confidential Information" shall have the meaning specified in section 8.

      "Consolidated Cash Flow" [13.6], "Consolidated Fixed Charges" [13.6], "Consolidated Interest Charges" [13.6], "Consolidated Net Income" [13.6], "Consolidated Net Worth" [13.6],"Consolidated Total Debt" [13.6] and "Consolidated Total Assets" [13.14] shall mean the Cash Flow, Fixed Charges, Interest Charges, Net Income, Net Worth, Total Debt and Total Assets, as the case may be, of the Holding Company and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Holding Company and its Subsidiaries), all consolidated in accordance with GAAP, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries, provided that in determining Consolidated Cash Flow and Consolidated Net Income there shall be excluded (a) the Net Income of any Person (other than a Subsidiary of the Holding Company) in which the Holding Company or any Subsidiary of the Holding Company has an ownership interest, except to the extent that any such Net Income has been actually received by the Holding Company or such Subsidiary in the form of cash dividends or similar cash distributions, (b) any extraordinary gains and losses, (c) any equity interest of the Holding Company or any of its Subsidiaries in the unremitted earnings of any Person not a Subsidiary of the Holding Company or any of its Subsidiaries,
(d) any amounts representing the write-off of in-process research and development expenses to be incurred in connection with the Acquisition, (e) the one-time charges related to the Acquisition.

       "Current Debt" of any Person shall mean, at any date, without duplication of amounts, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property (including, without limitation, all Indebtedness of the kind referred to in clauses (b), (c), (d) and (e) of the definition of Indebtedness but excluding trade payables and employee wages arising in the ordinary course of business), whether or not interest-bearing, and whether secured or unsecured, of such Person at such date which would, in accordance with GAAP, be classified as short-term Indebtedness at such date, but specifically excluding the current maturities of such Person's Funded Debt, (b) all Guarantees by such Person at such date of Current Debt of others and (c) the aggregate amount which is due on or before the expiration of one year from such date in respect of any Redeemable Shares of such Person (other than the Warrants and Warrant Shares).

      "Current Market Price" of any security (including, without limitation, any share of Common Stock) as of any date herein specified shall mean the average of the daily closing prices for the 20 consecutive trading days immediately prior to, but not including the day in question (or in the event that a security has been traded for less than 20 days, each of the trading days prior to the day in question on which such security has been traded). The closing price for each day shall be (a) if such security is listed or admitted for trading on any domestic national securities exchange, the closing sale price of such security, regular way, or the average of the closing bid prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security is listed, or (b) if not reported as described in clause (a), the closing sale price of such security, or the average of the closing bid prices thereof if no such sale occurred, in each case as reported by the Nasdaq Stock Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, or (c) if not quoted as described in clause (b), the average of the closing bid and asked prices for such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company.

      "Default" shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

      "Disclosure Documents" shall have the meaning specified in section 5.4.

      "Environmental Laws" shall mean any law, statute, rule, regulation or other governmental standard or requirement relating or pertaining to (a) the generation, manufacture, management, handling, use, sale, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other similar substance (including, without limitation, petroleum and petroleum-derived materials), or (b) any other act, omission or condition affecting or involving pollution or contamination of the environment.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings thereunder.

       "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that, together with the Holding Company, would be treated as a single employer under section 4001(b) of ERISA, or that is a member of a group of which the Holding Company is a member and that is a controlled group within the meaning of section 4971(e)(2)(B) of the Code.

      "Event of Default" shall have the meaning specified in section 15.1.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      "Fair Value" shall mean the fair value of the appropriate security, property, asset, business or entity as determined by the board of directors of the Holding Company, provided that if, within 15 days following receipt of the writing setting forth any such determination of Fair Value by the board of directors of the Holding Company, the Required Holders of the Warrants (for purposes of any determination of Fair Value pursuant to section 4 of the Warrants) shall notify the Holding Company of their disagreement with such determination, then Fair Value shall be determined by an independent appraiser of recognized national standing (selected by the Holding Company and reasonably satisfactory to the Required Holders of the Warrants. Each determination of Fair Value shall be made in accordance with generally accepted financial practice (but without any adjustment on account of any lack of liquidity, lack of control and/or restriction on transferability of any securities) and shall be set forth in writing, and the Holding Company shall, immediately following such determination, deliver a copy thereof to each holder or holders of the Securities then outstanding. For purposes of any determination of Fair Value pursuant to section 4 of the Warrants, Fair Value shall be calculated on a basis which assumes


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

(x) the exercise of the Warrants and the receipt of the consideration payable upon such exercise and (y) the issuance of all Common Stock permitted to be issued pursuant to the Option Plans and the receipt of the consideration payable upon such issuance. The determination of any such independent appraiser so made shall be conclusive and binding on the Holding Company and on all holder or holders of the applicable class of Securities. The Holding Company shall pay all of the expenses incurred in connection with any such determination, including, without limitation, the expenses of the independent appraiser engaged to make such determination. If the Holding Company shall not have engaged such appraiser within 20 days after the occurrence of the event giving rise to the need therefor, then such appraiser may be engaged by the Required Holders of the Warrants (for purposes of any determination of Fair Value pursuant to section 4 of the Warrants). Notwithstanding the foregoing, in the case of any security, if clauses (a), (b) or (c) of the definition of Current Market Price are applicable to such security, then the Fair Value of such security shall be the Current Market Price of such security.

      "Fixed Charges" of any Person shall mean, for any period, the sum (without duplication of amounts) of all Interest Charges and all Rental Obligations of such Person for such period, determined in accordance with GAAP.

      "Fleet Bank Agreement" shall mean the Credit Agreement dated as of April 17, 1998 among the Holding Company, TNC, UTC and Progressive, acting as joint and several obligors, and Fleet National Bank, and an interest rate protection agreement, as the same may be from time to time amended, restated or otherwise modified in accordance with provisions of section 13.16(c).

      "Fleet Bank Documents" shall mean the Fleet Bank Agreement and the other agreements, documents and instruments related thereto.

      "Funded Debt" of any Person shall mean, at any date, without duplication of amounts, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property (including, without limitation, all Indebtedness of the kind referred to in clauses (b), (c), (d) and (e) of the definition of Indebtedness), whether or not interest-bearing, of such Person which would, in accordance with GAAP, be classified as long-term Indebtedness at such date, but in any event including all such Indebtedness, whether secured or unsecured, of such Person which matures (or which, pursuant to the terms of a revolving credit agreement or otherwise, is directly or indirectly renewable or extendible at the option of such Person for a period ending) more than one year after the date of the creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person not more than one year after the date as of which the amount of Funded Debt is being determined, other than any amount thereof which is at the time included in Current Debt of such Person, (b) all Guarantees by such Person at such date of Funded Debt of others and (c) the aggregate amount which is due more than one year from such date in respect of any Redeemable Shares of such Person (other than the Warrants and Warrant Shares). For all purposes under this Agreement, the Indebtedness incurred in respect of the interest rate protection agreement provided under the Fleet Bank Agreement shall constitute Funded Debt of the Holding Company, TNC, UTC and Progressive.

      "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

       "Guarantee" of any Person shall mean, at any date, any obligation of such Person at such date guaranteeing, directly or indirectly, any Indebtedness, liability or other obligation of any other Person in any manner, but in any event including all endorsements (other than for collection or deposit in the ordinary course of business), all discounts with recourse and all obligations incurred through an agreement, contingent or otherwise (a) to purchase the obligations of any other Person or any security therefor or to advance or supply funds for the payment or purchase of such obligations, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling the obligor to make payment of such obligations or to assure the owner of such obligations against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (c) to provide funds for the payment of, or obligating such Person to make, any loan, advance, capital contribution or other investment in the obligor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or to provide funds for the payment of any obligation, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the obligor. The amount of any Guarantee shall be equal to the amount of all Indebtedness, liabilities and other obligations directly or indirectly guaranteed thereby.

      "Holding Company" shall have the meaning specified at the beginning of this Agreement.

      "Indebtedness" of any Person shall mean, at any date, all indebtedness, liabilities and other obligations of such Person at such date (other than items of stockholders' equity) which would, in accordance with GAAP, be classified as liabilities of such Person, but in any event including (without duplication):

            (a) all Guarantees of such Person;

            (b) all indebtedness, liabilities and other obligations secured by any Lien on any property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations;

            (c) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property;

            (d) the amount of the obligation required to be recorded by the lessee in respect of any Capital Lease under which such Person is lessee; and

            (e) all indebtedness, liabilities and other obligations arising in connection with letters of credit, bankers acceptances or other credit enhancement facilities and Swaps;

provided that, in the case of any Indebtedness of the kind referred to in clauses (b) and (c) of this definition, if such Indebtedness is "nonrecourse" to such Person (that is, such Person has no liability in respect thereof other than to return the property securing such Indebtedness or the property subject to the conditional sale or other title retention agreement), then, for purposes hereof, the amount of such Indebtedness at such date shall be equal to the fair market value of such property.

      "Indemnified Costs" and "Indemnitee" shall have the respective meanings specified in section 20.

       "Interest Charges" of any Person shall mean, for any period, the aggregate amount of all cash interest paid, payable or guaranteed during such period by such Person in respect of Funded Debt and Current Debt, including, without limitation, the "imputed interest" portion of Rental Obligations on Capital Leases and all interest capitalized and/or deferred during such period on any Funded Debt and Current Debt, determined in accordance with GAAP.

      "Investment" of any Person shall mean any investment made by such Person in any other Person by stock purchase, capital contribution, loan, advance, acquisition of Indebtedness, Guarantee or otherwise.

      "Issuer" or Issuers" shall have the respective meanings specified at the beginning of this Agreement.

      "Licenses" shall mean certificates of public convenience and necessity, franchises, licenses and other permits and authorizations from governmental authorities.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

      "Make Whole Amount" shall mean, at any date, with respect to any prepayment or payment (whether on account of acceleration or otherwise) of any Notes, if the Treasury Rate plus 100 basis points at such date is lower than 19% per annum (prior to the Warrant Exchange ) or 12% per annum (after the Warrant Exchange), the excess of (x) the present value of the principal and interest payments on and in respect of the Notes being prepaid or paid, as the case may be, that would otherwise become due and payable (without giving effect to such prepayment or payment) (including the final payment on the maturity date of the Notes), discounted at a rate which is equal to the Treasury Rate plus 100 basis points over (y) the principal amount of the Notes being prepaid or paid, as the case may be, at par. If the Treasury Rate plus 100 basis points at the date of such prepayment or payment is equal to or higher than 19% per annum (prior to the Warrant Exchange ) or 12% per annum (after the Warrant Exchange), the Make Whole Amount is zero.

       "Material Adverse Change" shall mean a material adverse change in or effect upon (a) the condition (financial or otherwise), business, performance, operations, properties, profits or prospects of the Holding Company and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of this Agreement, the Securities or any of the other Operative Documents; (c) the rights and remedies of any holder of Securities with respect thereto or (d) the ability of the Holding Company or any of its Subsidiaries to perform their obligations under any of the Operative Documents and/or to comply with any of the terms thereof applicable to it. The parties agree that if the maximum aggregate amount of all losses, damages, expenses and liabilities attributable to any breach of a representation made by the Holding Company herein or in any of the other Operative Documents is and shall be not more than $1,000,000, the same shall not constitute a Material Adverse Change.

      "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

      "Net Income" of any Person shall mean, for any period, the net income (or net loss) of such Person for such period, determined in accordance with GAAP.

      "Net Worth" of any Person shall mean, at any date, (a) the total assets of such Person which would be shown as assets on a balance sheet of such Person at such date prepared in accordance with GAAP minus (b) the total liabilities of such Person which would be shown as liabilities on a balance sheet of such Person at such date prepared in accordance with GAAP.

      "Note Guarantees" shall have the meaning specified in section 1.

      "Notes" shall have the meaning specified in section 1.

      "Obligor" shall have the meaning specified at the beginning of this Agreement and in section 4.13.

      "Officer's Certificate" shall mean a certificate signed on behalf of the Holding Company by its Chairman, its President, its Chief Financial Officer or one of its Senior Vice Presidents.

      "Operative Documents" shall mean this Agreement, the Other Securities Purchase Agreements, the Securities, the Note Guarantees, and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

      "Option Plans" shall have the meaning specified in section 11.

      "Organizational Documents" of any Person shall mean such Person's charter and by-laws, partnership agreement, operating agreement, members agreement, trust agreement, as applicable, and/or any other similar agreement, document or instrument.

      "Other Securities Purchase Agreements" and "Other Purchasers" shall have the respective meanings specified in section 1.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

       "Permitted Investment" shall mean any of the following Investments:

            (a) Investments, if any, existing on the date hereof and referred to in Exhibit 5.9 attached hereto;

            (b) Investments by the Holding Company or by any of its Subsidiaries in any Wholly-Owned Subsidiary of the Holding Company (or in any Person which simultaneously therewith becomes a Wholly-Owned Subsidiary of the Holding Company) made by stock purchase, capital contribution, loan or advance, provided that (i) both at the time of and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing and (ii) all such

      Investments are made only in Solvent entities (A) which are organized under the laws of and conduct substantially all of their respective businesses in the United States of America (or a state thereof or the District of Columbia) and (B) whose lines of business are related to or not materially different from the Business;

            (c) readily marketable obligations (having a maturity not in excess of 12 months from the date of acquisition thereof) of, or fully and unconditionally guaranteed (as to both principal and interest) by, the United States of America or an agency thereof;

            (d) negotiable certificates of deposit (having a maturity not in excess of 12 months from the date of acquisition thereof) evidencing direct obligations of any federally insured commercial bank or trust company organized and operating in the United States of America having capital and surplus and undivided profits of at least $100,000,000 and having the highest or second highest rating available from Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Service;

            (e) Shares of so-called "money market funds" registered under the Investment Company Act of 1940, as amended, organized and operating in the United States of America, having total net assets of $1,000,000,000 or more and investing primarily in securities of the character described in the preceding clauses (c) and (d) of this definition;

            (f) Investments in Repurchase Agreements;

            (g) accounts receivable arising from transactions in the ordinary course of business; contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business; advances (including advances to employees), deposits, down payments and prepayments on account of firm purchase orders, in each case made in the ordinary course of business; and

             (h) Investments made after the date hereof not otherwise permitted by the preceding clauses (a) through (g) of this definition, provided that both at the time of and immediately after giving effect to any such Investment (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Holding Company would be able to incur at least $1 of additional Funded Debt and/or Current Debt under section 13.5, and
      (iii) the aggregate amount of Investments made pursuant to this clause (h) shall not exceed $1,500,000 at any time.

      "Person" shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Holding Company or any ERISA Affiliate or with respect to which the Holding Company or any ERISA Affiliate may have any liability.

      "Preferred Shares", as applied to any Person, shall mean Shares of such Person which shall be entitled to preference or priority over any other Shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

      "Progressive" shall have the meaning specified in section 4.3.

      "Proprietary Rights" shall mean any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

      "Purchased Common Shares" shall have the meaning specified in section 1.

      "Redeemable" shall mean, with respect to any Shares of any Person, each Share of such Person that is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Funded Debt or Current Debt of such Person, (i) at a fixed or determinable date, whether by operation of any sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person or (b) convertible into other Redeemable Shares.

      "Refinanced Debt" shall have the meaning specified in section 13.5.

      "Refinancing Debt" shall have the meaning specified in section 13.5.

      "Registrable Shares" shall mean any Warrant Shares, except that, as to any particular Registrable Shares, such securities, once issued, will cease to be Registrable Shares when (a) a registration statement covering such securities has been declared effective and such securities have been disposed of pursuant to an effective registration statement or (b) such securities are sold to the public in accordance with Rule 144 (or any similar provision then in force) under the Securities Act. A Person shall be deemed a "holder" of Registrable Shares for purposes of section 12 if such Person is the holder of any Warrants or any Warrant Shares issued upon exercise of any Warrant.

      "Registration Expenses" shall mean all fees, expenses and disbursements related to any registration, qualification or compliance pursuant to section 12, including, without limitation, all registration, filing, rating and listing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel (including, without limitation, the fees, expenses and disbursements of counsel for the holder or holders of the Registrable Shares), and expenses of any special audits incident to or required by any registration, qualification or compliance, except that Registration Expenses shall not include any underwriters' discounts or commissions attributable to any Registrable Shares registered and sold pursuant to any such registration.

      "Rental Obligations" of any Person shall mean, for any period, all rents and other amounts (including as such, all payments which such Person is obligated to make to the lessor on termination of any lease and/or on surrender of the leased property other than payments for which such Person is contingently liable on account of early termination or breach of such lease) paid, payable or guaranteed during such period by such Person, as lessee or sublessee under any lease, excluding any amount required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, utilities and similar charges, determined in accordance with GAAP. Whenever it is necessary to determine


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the amount of Rental Obligations for any period, to the extent that such Rental
Obligations are not definitely determinable by the terms of the lease, the Rental Obligations not so definitely determinable shall be estimated in good faith and in such reasonable manner as the board of directors of the Holding Company may determine.

      "Repurchase Agreement" shall mean any written agreement (a) that provides for (i) the transfer of one or more United States Governmental Securities (as defined below) in an aggregate principal amount at least equal to the amount of the Transfer Price (as defined below) to the Holding Company or any of its Subsidiaries from an Acceptable Bank (as defined below) or an Acceptable Broker-Dealer (as defined below) against a transfer of funds (the "Transfer Price") by the Holding Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Holding Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds; (b) in respect of which the Holding Company or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder; and (c) in connection with which the Holding Company or such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities. For purposes of this definition, (x) the term "Acceptable Bank" shall mean any bank or trust company of the sort described in clause (d) of the definition of Permitted Investments; (y) the term "Acceptable Broker-Dealer" shall mean any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given the highest or second highest rating available from Standard & Poor's Corporation, Moody's Investors Service, Inc. or any other credit rating agency of recognized national standing; and (z) "United States Governmental Securities" shall mean securities of the kind referred to in clause (c) of the definition of Permitted Investment.

      "Required Holders" as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of a majority or more in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by the Holding Company or any Affiliate of the Holding Company).

      "Securities" shall have the meaning specified in section 1.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      "Seller" shall have the meaning specified in section 4.3.

      "Shares" of any Person shall include any and all Shares of capital stock, partnership interests, limited liability company interests, membership interests, or other Shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person, and, as applied to the Holding Company, includes the Common Stock.

       "Solvent" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities,


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including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

      "Source" shall have the meaning specified in section 25.

      "Subsidiary" of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person, (b) any Person of which the first-mentioned Person or any of its other Subsidiaries is a general partner and (c) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Holding Company.

      "Successor Corporation" shall have the meaning specified in section 13.13.

      "Superior Indebtedness" shall have the meaning specified in the Notes.

      "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "TNC" shall have the meaning specified at the beginning of this Agreement.

      "Total Assets" of any Person shall mean, at any date, the depreciated book value of all properties and assets of such Person (whether real, personal or mixed, tangible or intangible) at such date, determined in accordance with GAAP.

      "Total Debt" of any Person shall mean, at any date, all Funded Debt and Current Debt of such Person at such date, determined in accordance with GAAP.


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       "Transfer" shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property or assets, including, without limitation, the capital stock of any Subsidiary.

      "Treasury Rate" at any time with respect to any Notes being prepaid or paid (whether on account of acceleration or otherwise), as the case may be, shall mean and shall be determined by reference to the applicable display on the Bloomberg Financial Markets Service as of 10:00 A.M., Boston time, on the second business Day prior to the date fixed for such prepayment or payment (or, if such display is no longer available, any publicly available source of similar market data as selected by the Required Holders of the Notes and reasonably acceptable to the Company), and shall be the yield on actively traded United States Treasury securities adjusted to a maturity equal to the then remaining Weighted Average Life to Maturity of the Notes then being prepaid or paid (whether on account of acceleration or otherwise) (the "Remaining Life"). If the Remaining Life is not equal to the maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the two closest United States Treasury securities for which such yields are given, except that if the Remaining Life is less than one year, the average yield on actively-traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be computed to the fifth decimal place (one-thousandth of a percentage point) and then rounded to the fourth decimal place (one-hundredth of a percentage point).

      "UTC" shall have the meaning specified at the beginning of this Agreement.

      "Voting Stock", when used with reference to any Person, shall mean Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing board) of such Person, other than Shares having such power only by reason of the happening of a contingency.

      "Warrant Exchange" shall have the meaning specified in section 1.

      "Warrant Shares" shall have the meaning specified in the Warrants.

      "Warrants" shall have the meaning specified in section 1.

       "Weighted Average Life to Maturity" of any Indebtedness or obligation shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness or obligation by the then outstanding principal amount of such Indebtedness or obligation. For purposes of this definition, the "Remaining Dollar-years" of any Indebtedness or obligation shall mean, at any date, the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

      "Wholly-Owned Subsidiary" of any Person at any date shall mean any Subsidiary of such Person at such date all of the outstanding Shares of which, other than directors' qualifying Shares and the like, shall at the time be owned by such Person and/or by one or more other Wholly-Owned Subsidiaries of such Person and the accounts of which are consolidated with those of such Person in accordance with GAAP.


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      "Withdrawal Liability" shall have the meaning given such term under Part 1 of Subtitle E of Title IV of ERISA.

      14.2. Other Definitions. The terms defined in this section 14.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

      "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

      "beneficial" ownership of any Shares or other securities by any Person shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

      a "class" of Securities shall refer to the Notes, the Warrants or the Warrant Shares, as the case may be, each of which is a separate class.

      "corporation" shall include an association, joint stock company, business trust or other similar organization.

      "premium" when used in conjunction with references to principal of and interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest, and shall include the Make Whole Amount or Applicable Premium, as the case may be.

      "qualification" or "compliance" shall mean the qualification or compliance of all Registrable Shares included in any registration pursuant to section 12 under all applicable blue sky or other state securities laws.

      "register", "registered" and "registration" as used in section 12 refer to a registration effected by filing a registration statement in compliance with the Securities Act to permit the sale and disposition of the Registrable Shares and any amendment filed or required to be filed to permit any such disposition.

      14.3. Accounting Terms and Principles; Laws.

            (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP; all computations made pursuant to this Agreement shall be made in accordance with GAAP and all financial statements shall be prepared in accordance with GAAP. If there shall occur any change in accounting principles from GAAP as in effect on the Closing Date, then the Holding Company and the Required Holders of the Notes shall make adjustments to such financial covenants as are determined in good faith to be appropriate to reflect such changes so that the criteria for evaluating the financial condition and operations of the Holding Company and its Subsidiaries shall be the same after such changes as if such changes had not been made.


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            (b) All references herein to laws, statutes, rules, regulations and/or to other governmental restrictions, standards and/or requirements shall, unless the context clearly requires otherwise, be deemed to refer to those promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

15. Remedies.

      15.1. Events of Default Defined; Acceleration of Maturity. If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

            (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

            (b) if default shall be made in the due and punctual payment of any interest on any Note or any fee when and as the same shall become due and payable and such default shall have continued for a period of three Business Days;

            (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in sections 7(g), 8(a), 8(b), 9.6, 13.2(b), 13.5 to 13.7, inclusive, or 13.9 to 13.19, inclusive;

            (d) if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 30 days after the earlier to occur of (i) the Holding Company's obtaining actual knowledge of such default or (ii) the Holding Company's receipt of written notice of such default;

            (e) if the Holding Company or any Subsidiary of the Holding Company shall make a general assignment for the benefit of creditors, or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties, or shall (or its directors or stockholders shall) take any action looking to its dissolution or liquidation;

            (f) if, within 60 days after the commencement of an action against the Holding Company or any Subsidiary of the Holding Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or


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      similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Holding Company or any Subsidiary of the Holding Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Holding Company or any Subsidiary of the Holding Company of any trustee, custodian, receiver, liquidator or fiscal agent for the Holding Company or any Subsidiary of the Holding Company or for all or any substantial part of their respective properties, such appointment shall not have been vacated;

            (g) if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of the Holding Company or of any Subsidiary of the Holding Company or of all or any substantial part of their respective properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control;

            (h) if the Holding Company or any Subsidiary of the Holding Company shall fail to (i) make any payment due on any Indebtedness (other than the Notes) or other obligation (including any in respect of any performance bond, bid bond or lease or any Shares upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such Shares), if the aggregate outstanding amount thereof (and of any other Indebtedness or other obligation as to which the Holding Company or any Subsidiary of the Holding Company is in default) exceeds $3,000,000 (or the equivalent thereof, as of any date of determination, in any other currency), or (ii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation, if the effect of any such failure of the character described in this clause (h) is to cause, or any other Person shall cause, any payment in respect thereof in an aggregate amount of $3,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) or more to become due and payable;

            (i) if a final judgment or judgments for the payment of money which, together with all other outstanding final judgments for the payment of money against the Holding Company and/or any Subsidiary of the Holding Company (excluding any judgment or judgments as to which a financially sound and reputable insurance company (having the highest or second highest rating available from A.M. Best Holding Company or an equivalent Person) has accepted full liability in writing), exceeds an aggregate of $1,000,000 (or the equivalent thereof, as of any date of determination, in any other currency) shall be rendered against the Holding Company or any Subsidiary of the Holding Company which judgments are not, within 60 days after entry thereof, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

            (j) if any representation or warranty made by or on behalf of the Holding Company or any Subsidiary of the Holding Company in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date as of which made;


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

            (k) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, cancelled, terminated or declared to be unenforceable, null and void; or

            (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Holding Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000 (or the equivalent thereof, as of any date of determination, in any other currency), (iv) the Holding Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Holding Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Holding Company or any Subsidiary of the Holding Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Holding Company or any Subsidiary of the Holding Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, has resulted in, or could reasonably be expected to result in, a liability in excess of $1,000,000;

then, upon the occurrence and during the continuance of any Event of Default (other than one of the character described in clauses (e), (f) or (g) of this section 15.1) and at the option of the holder or holders of 66-2/3% or more in aggregate principal amount of the Notes at the time outstanding (excluding any Notes at the time owned by the Holding Company or any Affiliate of the Holding Company), exercised by written notice to the Obligor, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Obligor shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount or the Applicable Premium, as applicable, as liquidated damages and not as a penalty; provided that, in the case of an Event of Default of the character described in clauses (a) or (b) of this section 15.1 and irrespective of whether all of the Notes have been declared due and payable by the holder or holders of 66-2/3% or more in aggregate principal amount of the Notes at the time outstanding, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Obligor, declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Obligor shall forthwith upon any such acceleration pay to such holder (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount or the Applicable Premium, as applicable, as liquidated damages and not as a penalty; provided, further, that, in the case of an Event of Default of the character described in


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clauses (e), (f) or (g) of this section 15.1, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Obligor shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Make Whole Amount or the Applicable Premium, as applicable, as liquidated damages and not as a penalty.

      Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Obligor, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (including any Notes which were accelerated pursuant to the first proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in clause (a) or (b) of this section 15.1) if:

            (1) the Obligor has paid a sum sufficient to pay

                  (A) all overdue interest on all Notes;

                  (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such Event of Default or notice thereof; and

                  (C) interest on such overdue principal (and premium, if any)
            and, to the extent that payment of such interest is lawful, interest upon overdue interest, all at the rate for overdue amounts specified in such Notes; and

            (2) all Defaults and Events of Default, other than the non-payment of amounts which have become due solely by such acceleration, have been cured or waived as provided in section 18.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

      The holder or holders of the Notes will endeavor to furnish to the holders of Superior Indebtedness (or their agent or representative) copies of any notice furnished by such holder or holders of the Notes to the Obligor of the occurrence of an Event of Default and of the acceleration of the Notes pursuant to this section 15.1, provided that the failure to furnish such copies of any such notice to the holder or holders of the Superior Indebtedness shall not be actionable by any Person and shall not have any effect upon any of the rights of the holder or holders of the Notes on account of any Event of Default or otherwise.

      15.2. Suits for Enforcement, etc. In case any one or more of the Events of Default specified in section 15.1 shall have occurred and be continuing, and irrespective of whether any


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Notes have become or have been declared immediately due and payable under section 15.1, the holder of any Security may proceed to protect and enforce its rights either by suit in equity or by action at law, or both. Each of the Issuers stipulates that the remedies at law of the holder or holders of the Securities in the event of any Event of Default by it or any of its Subsidiaries in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise. Without limiting the generality of the foregoing (and without derogating from any provision contained in this Agreement or any of the other Operative Documents), upon the occurrence and during the continuance of an Event of Default, the Required Holders of the Notes at the time outstanding shall, as a group, have the right to apply for and have a receiver appointed for the Holding Company and its Subsidiaries, or any one or more of them, by a court of competent jurisdiction in any action taken by any such holders to enforce their respective rights and remedies hereunder and under the other Operative Documents in order to manage, protect and preserve the assets of the Holding Company and its Subsidiaries and continue the operation of the business of the Holding Company and its Subsidiaries, or to sell or dispose of the assets of the Holding Company and its Subsidiaries, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and each of the Issuers hereby consents to such appointment without regard to the presence or absence of any misfeasance or malfeasance or any other fact or circumstance which otherwise would provide a defense to such appointment.

      15.3. No Election of Remedies. No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      15.4. Remedies Not Waived. No course of dealing between the Holding Company and any of its Subsidiaries, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

      15.5. Application of Payments. In case any one or more of the Events of Default specified in section 15.1 shall have occurred and be continuing, all amounts to be applied to the prepayment or payment of any Notes shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of the Notes entitled to such amounts.

16. Registration, Transfer and Exchange of Securities; Limitations on Transfers.

             (a) Securities issued hereunder shall be issued in registered form. Each of the Issuers shall keep at its principal executive office (which is now located at the address set forth at the beginning of this Agreement) registers in which it shall provide for the registration and transfer of the Securities issued by it. The name and address of each holder of the Securities shall be registered in such registers. The Issuers shall give to any institutional holder of any Security promptly (but in any event within 10 days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities and the amount and kind of Securities held by each. Whenever any Security or Securities shall be surrendered for transfer or exchange, the Issuers at their expense will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered in such name or names as may be requested by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes and, in such case, dated so as not to result in any loss of interest and together with all necessary Note Guarantees) or the same aggregate number of Shares (in the case of the Warrants and Warrant Shares), as applicable, as that of the Security or Securities so surrendered. The Issuers may treat the Person in whose name any Security is registered as the owner of such Security for all purposes.

            (b) Notwithstanding anything to the contrary herein or in any of the other Operative Documents, no holder of any Security may transfer any Security to any other Person unless each of the following conditions is satisfied:

                  (i) after giving effect to the proposed transfer, (A) the
            transferee shall hold at least 10% of the aggregate principal amount or aggregate number of Shares, as the case may be, of each class of Securities then outstanding and (B) there are not more than eight holders of the Securities;

                  (ii) the transferee is not a competitor of the Holding Company or any of its Subsidiaries; provided that in no event shall any bank, insurance company or other institutional investor be deemed, for purposes of this section 16(b), to be a competitor of the Holding Company and its Subsidiaries;

                  (iii) at least 51% of the aggregate principal amount of the
            Notes then outstanding is held by the MassMutual Group (as defined below);

                  (iv) in the case of any transfer of any Note, the transferee shall have executed an acknowledgment substantially in the form of
            Exhibit 16(b)(iv) attached hereto and delivered the same to the holders of Superior Indebtedness (or their agent or representative); and

                  (v) in the case of any transfer of any Note by any holder of any Note, the transferor shall deliver to the Obligor an opinion of counsel, which in the case of the MassMutual Group (as herein defined) may be in-house counsel (or, in the case of MassMutual Corporate Investors and MassMutual Participation Investors, an appropriate officer) to the effect that such transfer does not violate the provisions of Section 5 of the Securities Act;

      provided that the provisions of this section 16(b): (A) shall not apply to any transfer to any Affiliate of an initial holder of the Securities or to any Person for whom any initial holder of the Securities serves as investment advisor or investment manager and (B) shall not apply to any transfer (other than a transfer described in section 16(b)(ii)) if at the time of such transfer any Default or Event of Default shall have occurred and be continuing. As used herein, the term "MassMutual Group" shall mean Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors, MassMutual Corporate Value Partners Limited, their respective Affiliates and any other Person for whom any such Person serves as investment advisor or investment manager.

17. Replacement of Securities. Upon receipt by the Issuers of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Issuers at their expense will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest and accompanied by all necessary Note Guarantees. Your unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this section 17.

18. Amendment and Waiver.

            (a) Any term of this Agreement and the Other Securities Purchase Agreements and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Issuers, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that (i) without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on or premium payable with respect to any of the Notes or change the payment terms of any of the Notes or, except as provided in the Notes, subordinate the obligation of the Obligor (or of any other Person primarily or secondarily liable therefor) to pay any amount due on such Notes to any other obligation, or (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes; (ii) without the consent of the holders of all of the Warrants and Warrant Shares at the time outstanding, no such amendment or waiver shall (A) modify any of the provisions of section 12, or (B) change the percentage of holders of the Warrants and Warrant Shares required to approve any such amendment or effect any such waiver; and
      (iii) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this section 18 shall be delivered by the Issuers to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof.

            (b) The Issuers will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Issuers and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Issuers with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

            (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this section 18, any Securities owned by the

      Holding Company or any of its Affiliates shall be disregarded and deemed not to be outstanding.

19. Method of Payment of Securities. Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as you (or your nominee) or any other institutional holder shall hold any Security, the Issuers (and each other Person primarily or secondarily liable therefor) will make all payments thereon to you or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as you or such institutional holder may designate in writing, without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Issuers promptly following such payment, prepayment or repurchase and cancelled.

20. Expenses; Indemnity. Whether or not the transactions contemplated by any of the Operative Documents shall be consummated, the Issuers will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold you (and each other holder of any of the Securities) and each of your (and such other holder's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless (on an after tax basis) in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of one counsel for all of the Indemnitees) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Holding Company or any of its Affiliates or any of its properties and assets, including, without limitation, any and all Indemnified Costs related in any way to the requirements of any Environmental Laws (as the same may be amended, modified or supplemented from time to time) or to any environmental investigation, assessment, site monitoring, containment, clean up, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, any Indemnitee, and whether or not such Indemnified Cost is attributable to an event or condition originating from any properties or assets of the Holding Company or any of its Subsidiaries or any other properties previously or hereafter owned, leased, occupied or operated by the Holding Company or any of its Subsidiaries. Notwithstanding the foregoing, (a) the Holding Company shall not have any obligation to an Indemnitee under this section 20 with respect to any Indemnified Cost to the extent such Indemnified Cost arises solely as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee and (b) the Holding Company shall not be liable with respect to the fees, costs, expenses and disbursements of your counsel if the sale and purchase of the Securities pursuant to this Agreement and the other Securities Purchase Agreements is not consummated due to your investment committee's failure to approve such transaction.

21. Taxes. The Issuers will pay all taxes and fees (including interest and penalties), including, without limitation, all recording and filing fees, issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents and the issuance of the Securities.

22. Communications. All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. Any such communication must be sent (i) if to the Holding Company or to any of its Subsidiaries, to it at:

                  Tridex Corporation
                  61 Wilton Road
                  Westport, Connecticut   06880
                  Attention:  Mr. Seth M. Lukash
                  Telecopy No.:  (203) 266-8806

with a copy (which shall not constitute notice) to:

                  Hinckley, Allen & Snyder
                  28 State Street
                  Boston, Massachusetts   02109
                  Attention: Stephen J. Carlotti, Esq.
                  Telecopy No.:  (617) 345-9020

or at such other address (or telecopy number) as may be furnished in writing by the Holding Company to each holder of any Security and (ii) if to you, at your address for such purpose set forth in Schedule I attached hereto, with a copy (which shall not constitute notice) to:

                  Choate, Hall & Stewart
                  Exchange Place
                  53 State Street,
                  Boston, Massachusetts  02109
                  Attention:  Frank B. Porter, Jr., Esq.
                  Telecopy No.:  (617) 248-4000

and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to section 16, or at such other address as may be furnished in writing by you or by any other holder to the Holding Company. Communications under this section 22 shall be deemed given only when actually received.

23. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein and in the other Operative Documents shall be deemed to have been relied upon by you and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by you, whether or not any investigation at any time is made by you or on your behalf. All indemnification provisions, including, without limitation, those contained in sections 12.5, 20 and 21, shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

24. Successors and Assigns; Rights of Other Holders. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Issuers and you, successors to the Issuers and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. The Issuers may not assign any of its rights or obligations hereunder or under any of the other Operative Documents without the written consent of all of the holders of the Securities then outstanding.

25. Purchase for Investment; ERISA.

            (a) You represent and warrant (i) that you have been furnished with all information that you have requested for the purpose of evaluating your proposed acquisition of the Securities to be issued to you pursuant hereto, (ii) that you will acquire such Securities for your own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to your rights to dispose of such Securities or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time you deem it advisable to do so and (iii) that you are an "accredited investor" as such term is defined in Regulation D of the Commission under the Securities Act. The acquisition of such Securities by you at the Closing shall constitute your confirmation of the foregoing representations and warranties. You understand that such Securities are being sold to you in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in section 5.16, each of the Issuers is relying, to the extent applicable, upon your representations and warranties contained herein.

            (b) You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Securities to be purchased by you hereunder:

                  (i) the Source is an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, except as you have disclosed to the Holding Company in writing pursuant to this section (i), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of any employee benefit plan or group of plans maintained by the same employer or employee organization do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer; or

                  (ii) the Source is a separate account of an insurance company maintained by you in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (iii) the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12,

            1991) and, except as you have disclosed to the Issuers in writing pursuant to this section (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (iv) the Source constitutes assets of an "investment fund"
            (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Holding Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuers in writing pursuant to this section (iv); or

                  (v)   the Source is a governmental plan; or

                  (vi) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuers in writing pursuant to this section (vi); or

                  (vii) the Source does not include assets of any employee
            benefit plan, other than a plan exempt from the coverage of ERISA.

      As used in this section 25(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM Exemption" means PTE 84-14 (issued March 13, 1984).

26. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the Issuers, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. Each of the Issuers further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in section 22 or as otherwise provided under the laws of The Commonwealth of Massachusetts. Notwithstanding the foregoing, each of the Issuers agrees that nothing contained in this section 26 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts. EACH OF THE ISSUERS IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

27. Miscellaneous. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding between you and the Holding Company and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.


          [The remainder of this page is intentionally left blank.]

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Issuers. Please then return one of such counterparts to the Issuers.

                                       Very truly yours,

                                       TRIDEX CORPORATION


                                       By
                                          ---------------------------
                                                             (Title)


                                       TRIDEX NC, INC.


                                       By
                                          ---------------------------
                                                             (Title)


                                       ULTIMATE TECHNOLOGY
                                        CORPORATION


                                       By
                                          ---------------------------
                                                             (Title)


The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE
  INSURANCE COMPANY


By
   -------------------------------
                           (Title)

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Issuers. Please then return one of such counterparts to the Issuers.

                                       Very truly yours,

                                       TRIDEX CORPORATION


                                       By
                                          ---------------------------
                                                             (Title)


                                       TRIDEX NC, INC.


                                       By
                                          ---------------------------
                                                             (Title)


                                       ULTIMATE TECHNOLOGY
                                        CORPORATION


                                       By
                                          ---------------------------
                                                             (Title)

The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSMUTUAL CORPORATE INVESTORS


By
   ----------------------------------
                           (Title)

The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Issuers. Please then return one of such counterparts to the Issuers.

                                       Very truly yours,

                                       TRIDEX CORPORATION


                                       By
                                          ---------------------------
                                                             (Title)


                                       TRIDEX NC, INC.


                                       By
                                          ---------------------------
                                                             (Title)


                                       ULTIMATE TECHNOLOGY
                                        CORPORATION


                                       By
                                          ---------------------------
                                                      (Title)

The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSMUTUAL PARTICIPATION INVESTORS


By
   --------------------------------
                           (Title)

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between you and the Issuers. Please then return one of such counterparts to the Issuers.

                                       Very truly yours,

                                       TRIDEX CORPORATION


                                       By
                                          ---------------------------
                                                             (Title)


                                       TRIDEX NC, INC.


                                       By
                                          ---------------------------
                                                             (Title)


                                       ULTIMATE TECHNOLOGY
                                        CORPORATION


                                       By
                                          ---------------------------
                                                      (Title)

The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSMUTUAL CORPORATE VALUE
 PARTNERS LIMITED

By Massachusetts Mutual Life Insurance
  Company, as Investment Manager


By
  ------------------------------------
                           (Title)

                               TRIDEX CORPORATION
                                 TRIDEX NC, INC.
                         ULTIMATE TECHNOLOGY CORPORATION
                                 61 Wilton Road
                           Westport, Connecticut 06880


                                                             April 17, 1998


MASSMUTUAL CORPORATE INVESTORS
1295 State Street
Springfield, Massachusetts  01111

Ladies and Gentlemen:

      TRIDEX CORPORATION, a Connecticut corporation (the "Holding Company"), TRIDEX NC, INC., a North Carolina corporation ("TNC"), and ULTIMATE TECHNOLOGY CORPORATION, a New York corporation ("UTC" and, together with the Holding Company and TNC, acting as joint and several obligors, the "Obligor") (sometimes collectively referred to herein as the "Issuers" and each, individually, as an "Issuer"), agree with you as follows. Certain capitalized terms used herein are defined in section 15.

1.    Authorization of Securities; Other Purchasers; etc.

            (a) The Obligor has authorized the issue and sale of its 19% Senior Subordinated Notes due April 17, 2005 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $11,000,000. The Notes are to be substantially in the form of Exhibit 1(a) attached hereto.

            (b) The Holding Company has authorized the issue and sale of 285,714 shares of its Common Shares (herein, such 285,714 shares, together with any Shares issued in exchange therefor or replacement thereof, called the "Purchased Common Shares"). The certificates for the Common Stock are to be substantially in the form of Exhibit 1(b) attached hereto.

            (c) The Holding Company has authorized the issue and sale of its warrants (herein, together with any warrants issued in exchange therefor or replacement thereof, called the "Warrants") evidencing rights to purchase in the aggregate 350,931 shares of Common Shares, subject only to the approval thereof by the stockholders of the Holding Company. The Warrants shall be exercisable for consideration of $7.00 per share, shall expire on April 17, 2008 and shall be substantially in the form of Exhibit 1(c) attached hereto.

                               TRIDEX CORPORATION
                                 TRIDEX NC, INC.
                         ULTIMATE TECHNOLOGY CORPORATION
                                 61 Wilton Road
                           Westport, Connecticut 06880


                                                             April 17, 1998


MASSMUTUAL PARTICIPATION INVESTORS
1295 State Street
Springfield, Massachusetts  01111

Ladies and Gentlemen:

      TRIDEX CORPORATION, a Connecticut corporation (the "Holding Company"), TRIDEX NC, INC., a North Carolina corporation ("TNC"), and ULTIMATE TECHNOLOGY CORPORATION, a New York corporation ("UTC" and, together with the Holding Company and TNC, acting as joint and several obligors, the "Obligor") (sometimes collectively referred to herein as the "Issuers" and each, individually, as an "Issuer"), agree with you as follows. Certain capitalized terms used herein are defined in section 15.

1.    Authorization of Securities; Other Purchasers; etc.

            (a) The Obligor has authorized the issue and sale of its 19% Senior Subordinated Notes due April 17, 2005 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $11,000,000. The Notes are to be substantially in the form of Exhibit 1(a) attached hereto.

            (b) The Holding Company has authorized the issue and sale of 285,714 shares of its Common Shares (herein, such 285,714 shares, together with any Shares issued in exchange therefor or replacement thereof called the "Purchased Common Shares"). The certificates for the Common Stock are to be substantially in the form of Exhibit 1(b) attached hereto.

            (c) The Holding Company has authorized the issue and sale of its warrants (herein, together with any warrants issued in exchange therefor or replacement thereof, called the "Warrants") evidencing rights to purchase in the aggregate 350,931 shares of Common Shares, subject only to the approval thereof by the stockholders of the Holding Company. The Warrants shall be exercisable for consideration of $7.00 per share, shall expire on April 17, 2008 and shall be substantially in the form of Exhibit 1(c) attached hereto.


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

                               TRIDEX CORPORATION
                                 TRIDEX NC, INC.
                         ULTIMATE TECHNOLOGY CORPORATION
                                 61 Wilton Road
                           Westport, Connecticut 06880

                                                             April 17, 1998


MASSMUTUAL CORPORATE VALUE
   PARTNERS LIMITED
1295 State Street
Springfield, Massachusetts  01111

Ladies and Gentlemen:

      TRIDEX CORPORATION, a Connecticut corporation (the "Holding Company"), TRIDEX NC, INC., a North Carolina corporation ("TNC"), and ULTIMATE TECHNOLOGY CORPORATION, a New York corporation ("UTC" and, together with the Holding Company and TNC, acting as joint and several obligors, the "Obligor") (sometimes collectively referred to herein as the "Issuers" and each, individually, as an "Issuer"), agree with you as follows. Certain capitalized terms used herein are defined in section 15.

1.    Authorization of Securities; Other Purchasers; etc.

            (a) The Obligor has authorized the issue and sale of its 19% Senior Subordinated Notes due April 17, 2005 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $11,000,000. The Notes are to be substantially in the form of Exhibit 1(a) attached hereto.

            (b) The Holding Company has authorized the issue and sale of 285,714 shares of its Common Shares (herein, such 285,714 shares, together with any Shares issued in exchange therefor or replacement thereof called the "Purchased Common Shares"). The certificates for the Common Stock are to be substantially in the form of Exhibit 1(b) attached hereto.

            (c) The Holding Company has authorized the issue and sale of its warrants (herein, together with any warrants issued in exchange therefor or replacement thereof, called the "Warrants") evidencing rights to purchase in the aggregate 350,931 shares of Common Shares, subject only to the approval thereof by the stockholders of the Holding Company. The Warrants shall be exercisable for consideration of $7.00 per share, shall expire on April 17, 2008 and shall be substantially in the form of Exhibit 1(c) attached hereto.


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